EXHIBIT 10.10.1

                                 LEASE AGREEMENT
                                   (MSN 30812)

                            Dated as of July 24, 2002

                                     Between

                      CHARLES RIVER AIRCRAFT FINANCE, INC.
                                     Lessor

                                       and

                              POLAR AIR CARGO, INC.
                                     Lessee

                      United States Registration No. N454PA
                      One Boeing 747-46NF Aircraft bearing
                       Manufacturer's Serial Number 30812
                 with four GE Model CF6-80C2-B5F Engines bearing
       Engine Manufacturer's Serial Nos. 706479, 706483, 706484 and 706485

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                                TABLE OF CONTENTS

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SECTION 1.       DEFINITIONS ............................................    1

SECTION 2.       ACCEPTANCE AND LEASE ...................................    1

SECTION 3.       TERM AND RENT ..........................................    1

    (a)      Basic Term .................................................    1
    (b)      Basic Rent .................................................    1
    (c)      Adjustments to Basic Rent ..................................    3
    (d)      Supplemental Rent ..........................................    3
    (e)      Payments in General ........................................    4
    (f)      Business Day Convention ....................................    4
    (g)      Verification ...............................................    4
    (h)      Tax Compliance .............................................    5
    (i)      General Tax Indemnity ......................................    5
    (j)      General Indemnity ..........................................   15

SECTION 4.       DISCLAIMER; LESSOR'S AND LESSEE'S REPRESENTATIONS,
                 WARRANTIES AND AGREEMENTS ..............................   20

    (a)      Disclaimer .................................................   20
    (b)      Lessee's Representations and Warranties ....................   21
    (c)      Lessor's Covenants .........................................   22
    (d)      Manufacturers' Warranties ..................................   22

SECTION 5.       RETURN OF THE AIRCRAFT .................................   22

    (a)      Condition Upon Return ......................................   22
    (b)      Storage and Related Matters ................................   22
    (c)      Return of Other Engines ....................................   23
    (d)      Obligations Continue Until Return ..........................   23

SECTION 6.       LIENS ..................................................   24

SECTION 7.       REGISTRATION, MAINTENANCE, OPERATION AND REGISTRATION;
                 POSSESSION AND PERMITTED SUBLEASES; INSIGNIA ...........   24

    (a)      Registration, Maintenance, Operation and Registration ......   24
    (b)      Possession and Permitted Subleases .........................   27

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    (c)      Certain Limitations on Subleasing or Other Relinquishments
             of Possession ..............................................   30
    (d)      Wet Leasing, ACMI Contracts or Similar Arrangements;
             Mergers; Assignments .......................................   31
    (e)      Subordination, Non-Disturbance and Attornment of a
             Permitted Sublessee ........................................   31
    (f)      Insignia ...................................................   32

SECTION 8.       REPLACEMENT AND POOLING OF PARTS; ALTERATIONS,
                 MODIFICATIONS AND ADDITIONS ............................   32

    (a)      Replacement of Parts .......................................   32
    (b)      Pooling of Parts; Temporary Replacement Parts ..............   33
    (c)      Alterations, Modifications and Additions ...................   33

SECTION 9.       VOLUNTARY TERMINATION ..................................   34

    (a)      Termination Event ..........................................   34
    (b)      Optional Sale of the Aircraft; Lessor Retention Option;
             Revocation of Termination Notice ...........................   35
    (c)      Title Transfer .............................................   36
    (d)      Termination as to Engines; Replacement .....................   37

SECTION 10.      LOSS, DESTRUCTION, REQUISITION, ETC ....................   37

    (a)      Event of Loss with Respect to the Aircraft .................   37
    (b)      Event of Loss with Respect to an Engine ....................   39
    (c)      Application of Payments from Governmental Authorities for
             Requisition of Title, etc ..................................   40
    (d)      Requisition for Use of the Aircraft by the United
             Government or the Government of Registry of the Aircraft ...   40
    (e)      Requisition for Use of an Engine by the United States
             Government or the Government of Registry of the Aircraft ...   41
    (f)      Application of Payments During Existence of Event of
             Default ....................................................   41

SECTION 11.      INSURANCE ..............................................   42

    (a)      Lessee's Obligation to Insure ..............................   42
    (b)      Insurance for Own Account ..................................   42
    (c)      Indemnification by Government in Lieu of Insurance .........   42

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    (d)      Application of Insurance Proceeds ..........................   42

SECTION 12.      INSPECTION .............................................   42

SECTION 13.      ASSIGNMENT .............................................   44

SECTION 14.      EVENTS OF DEFAULT ......................................   45

SECTION 15.      REMEDIES ...............................................   48

SECTION 16.      LESSEE'S COOPERATION CONCERNING CERTAIN MATTERS ........   51

SECTION 17.      NOTICES ................................................   51

SECTION 18.      NET LEASE; NO SET-OFF, COUNTERCLAIM, ETC ...............   52

SECTION 19.      RENEWAL OPTIONS; PURCHASE OPTIONS; VALUATION ...........   53

    (a)      Renewal Options; Renewal Term, Additional Renewal Term .....   53
    (b)      Purchase Options ...........................................   54
    (c)      Valuation ..................................................   55

SECTION 20.      BURDENSOME PURCHASE OPTION .............................   55

SECTION 21.      CHANGE OF CITIZENSHIP ..................................   56

SECTION 22.      LESSOR'S RIGHT TO PERFORM FOR LESSEE ...................   56

SECTION 23.      INVESTMENT OF SECURITY FUNDS ...........................   56

SECTION 24.      JURISDICTION ...........................................   57

SECTION 25.      MISCELLANEOUS ..........................................   57

SECTION 26.      THIRD PARTY BENEFICIARY ................................   57

SECTION 27.      LEASE FOR U.S. FEDERAL INCOME TAX LAW PURPOSES;
                 SECTION 1110 OF BANKRUPTCY CODE ........................   57

    (a)      Lease for Federal Income Tax Law Purposes ..................   57
    (b)      Section 1110 of Bankruptcy Code ............................   58

SECTION 28.      ENTIRE AGREEMENT .......................................   58

SECTION 29.      CONFIDENTIALITY ........................................   58

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                                 LEASE AGREEMENT
                                   (MSN 30812)

            This LEASE AGREEMENT (MSN 30812) (this "LEASE") dated as of July 24, 2002, between CHARLES RIVER AIRCRAFT FINANCE, INC., a corporation organized and existing pursuant to the laws of the State of Delaware ("LESSOR"), and POLAR AIR CARGO, INC., a corporation organized and existing pursuant to the laws of the State of California ("LESSEE");

                                   WITNESSETH:

SECTION 1. DEFINITIONS. Capitalized terms used but not defined herein shall have the respective meanings and rules of usage set forth or incorporated by reference, and shall be construed and interpreted in the manner described, in ANNEX A.

SECTION 2. ACCEPTANCE AND LEASE. Lessor hereby agrees to lease the Aircraft to Lessee (subject to satisfaction of the conditions set forth herein to lease to Lessee hereunder), and Lessee hereby agrees to lease the Aircraft from Lessor (subject to satisfaction of the conditions set forth herein to lease from Lessor hereunder), as evidenced by the execution by Lessor and Lessee of a Lease Supplement leasing the Aircraft hereunder. Lessee hereby agrees that such execution shall, without further act, irrevocably constitute acceptance by Lessee of such Aircraft for all purposes of this Lease.

SECTION 3.  TERM AND RENT.

      (a) BASIC TERM. The Basic Term shall commence on the Delivery Date and end on the Basic Term Expiration Date.

      (b)   BASIC RENT.

            (i) During the Basic Term, Lessee shall pay to Lessor, on each Rent Payment Date, Basic Rent in Dollars in an amount equal to the percentage of Lessor's Cost specified in EXHIBIT B-1 for such Rent Payment Date. Each payment of Basic Rent shall be final, subject to SECTION 18 herein. The amounts and periods of Lessee's liability for Basic Rent in respect of use of the Aircraft during the Basic Term shall be as allocated in accordance with the column entitled "Allocation of Basic Rent" in EXHIBIT B-2. Such Basic Rent payments and such allocations shall be adjusted pursuant to SECTION 3(c).

            (ii) It is the intention of the parties hereto that the allocation of Basic Rent as provided in this SECTION 3(b) and as provided in EXHIBIT B-2 constitutes a specific allocation of fixed rent within the meaning of Treasury Regulation Section 1.467-1(c)(2)(ii)(A) with the effect that, pursuant to Treasury Regulation Sections 1.467-1(d) and 1.467-2, Lessor and Lessee, on any federal income tax returns filed by them (or on any return on

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which their income is included), shall accrue the amounts of rental income and rental expense, respectively, set forth for each period under the column entitled "Proportional Rent" on EXHIBIT B-2. Because there shall be from time to time a difference between (A) the cumulative amount of Basic Rent paid by Lessee (as provided in EXHIBIT B-1) and (B) the cumulative amount of Basic Rent allocated (as provided in EXHIBIT B-2) there shall be considered to exist a loan solely for purposes of Section 467 of the Code the amount of which is based on the cumulative amount of Basic Rent paid by Lessee and the cumulative amount of the Proportional Rent accrued by Lessee adjusted to account for an interest component, as provided in Treasury Regulation Section 1.467-4(b)(1)(the "SECTION 467 LOAN"). If there is an amount in excess of zero set forth under the column entitled "Lessor 467 Loan Balance" on EXHIBIT B-3, such amount (the "LESSOR 467 LOAN") represents a loan solely for purposes of Section 467 of the Code from Lessee to Lessor. If there is an amount in excess of zero set forth under the column entitled "Lessee 467 Loan Balance" EXHIBIT B-3, such amount (the "LESSEE 467 LOAN") represents a loan solely for purposes of Section 467 of the Code from Lessor to Lessee. If there shall be a Lessor 467 Loan, Lessor shall deduct as interest expense and Lessee shall accrue as interest income, in each case, in an amount equal to the amount set forth under the caption entitled "Lessor 467 Loan Interest" for the applicable period identified on EXHIBIT B-3 (the "LESSOR 467 LOAN INTEREST"). If there shall be a Lessee 467 Loan, Lessor shall accrue as interest income and Lessee shall deduct as interest expense, in each case, in an amount equal to the amount set forth for the applicable period identified on EXHIBIT B-3 (the "LESSEE 467 LOAN INTEREST").

            (iii) At such time as Termination Value or EBO Amount shall be payable hereunder, the amount payable by Lessee shall be calculated by reference to EXHIBIT C (Termination Values) and EXHIBIT D (EBO Amount), as the case may be, on which EXHIBIT C or EXHIBIT D is included in Column A the applicable Pre-Adjustment Termination Value or Pre-Adjustment EBO Amount, as the case may be, in Column B the then Lessee 467 Loan Balance or Lessor 467 Loan Balance, as the case may be and assuming all other amounts payable (including Basic Rent) under the Lease or the other Operative Documents due on or before the applicable date have been paid when due, and in Column C the actual amount (after giving effect to the then current Lessee 467 Loan Balance or Lessor 467 Loan Balance, as the case may be) to be paid by Lessee as Termination Value or the EBO Amount, as the case may be, on the applicable date provided in this Lease or other Operative Documents. Only after all amounts payable and all other obligations owed to Lessor in respect of this Lease and the other Operative Documents have been paid and satisfied in full, Lessor shall have an obligation to make a cash payment of a sum equal to the Lessor 467 Loan Balance solely as and to the extent expressly provided in (i) SECTION 9(b) (Retention of Aircraft by Lessor after Voluntary Termination) and (ii) SECTION 15 (Remedies) if Lessor has been paid in full all damages and other amounts directly or indirectly referenced in
SECTION 15, except damages calculated by reference to Termination Value and if, after all statutes of limitations, periods to make a claim or other applicable periods have expired, Lessor has not elected any remedy described in SECTION 15 or any other remedy pursuant to which Lessor

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claims damages or other payment from Lessee calculated by reference to
Termination Value. Notwithstanding any other provision of this Lease or the other Operative Documents to the contrary, Lessor shall not have any obligation to make a cash payment in the amount of Lessor 467 Loan Balance except as expressly provided in this SECTION 3(b)(iii) and in no event, regardless of whether expressly provided in this SECTION 3(b)(iii), shall Lessor have any obligation to make a cash payment in the amount of Lessor 467 Loan Balance if a Default pursuant to SECTION 14(a), (b),(e) or (f) or an Event of Default has occurred and is continuing.

      (c)   ADJUSTMENTS TO BASIC RENT.

            (i) In the event that Lessee pays an indemnity obligation under the Tax Indemnity Agreement, then the Basic Rent, Termination Value amounts set forth in EXHIBIT C and the EBO Amount set forth in EXHIBIT D shall be recalculated upwards or downwards by the Lessor using the same methods and assumptions (except to the extent such assumptions shall be varied to take into account the Loss (as defined in the Tax Indemnity Agreement) that is the subject of such indemnification and any prior or contemporaneous Loss) used to calculate Basic Rent amounts, the Termination Value amounts and the EBO Amount on the Delivery Date in order to (1) maintain the Lessor's Net Economic Return and (2) to the extent possible consistent with CLAUSE (1) hereof, minimize the Net Present Value of Rents to Lessee.

            (ii) Any recalculation of Basic Rent, Termination Value amounts and the EBO Amount pursuant to this SECTION 3(c) shall be determined by Lessor and shall be subject to the verification procedure set forth in SECTION 3(g) hereto.

            (iii) Any such adjusted Basic Rent, Termination Value amounts and the EBO Amount shall be set forth in a Lease Supplement or an amendment to the Lease.

      (d) SUPPLEMENTAL RENT. Lessee shall pay (or cause to be paid) promptly to Lessor, or to whosoever shall be entitled thereto, any and all Supplemental Rent, including, without limitation, Termination Value and the EBO Amount, as the same shall become due and owing and all other amounts of Supplemental Rent within five (5) Business Days after demand or within such other relevant period as may be provided in any Operative Document, as applicable, and in the event of any failure on the part of Lessee to pay any Supplemental Rent when due, Lessor shall have all rights, powers and remedies provided for herein, in any other Operative Document, as applicable, or by law or equity or otherwise in the case of nonpayment of Basic Rent. Lessee also will pay to Lessor, or to whosoever shall be entitled thereto, on demand, as Supplemental Rent, to the extent permitted by applicable law, interest at the Past Due Rate on any part of any installment of Basic Rent not paid when due for any period from the due date for such installment of Basic Rent until the same shall be paid in full and on any part of any payment of Supplemental Rent not paid when due for the period until the same shall be paid in full.

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      (e)   PAYMENTS IN GENERAL. All payments of Rent shall be made directly by
Lessee by wire transfer of immediately available funds in Dollars prior to 11:00 a.m., New York time, on the date of payment, to Lessor at its account at Bankers Trust Company, New York, New York ABA No. 021-001-033 for the account of GE Capital Aviation Services, Inc., as Manager, Account No. 50-234-585 (MSN 30812) (or such other account of Lessor in the continental United States of America as Lessor shall direct in a notice to Lessee at least ten (10) Business Days prior to the date such payment of Rent is due) with the following notation:

"The attached wire is being received by GE Capital Aviation Services, Inc. on behalf of Charles River Aircraft Finance, Inc., as lessor under the Lease Agreement (MSN 30812), dated as of July 24, 2002, between Polar Air Cargo, Inc. and Charles River Aircraft Finance, Inc."

      (f) BUSINESS DAY CONVENTION. Notwithstanding anything to the contrary contained herein, if any date on which any payment becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day (unless such date falls into the next month, in which case such payment shall be made on the next preceding Business Day) with the same force and effect as if made on such scheduled date and (to the extent any such payment is made on such next succeeding Business Day no interest shall accrue on the amount of such payment to such next succeeding Business Day.

      (g) VERIFICATION. Any recalculation of Basic Rent amounts, Termination Value amounts and the EBO Amount pursuant to this Lease shall be determined by the Lessor, and shall maintain the Lessor's Net Economic Return except as assumptions have been modified pursuant to this SECTION 3 or pursuant to the Tax Indemnity Agreement, as the case may be; PROVIDED HOWEVER, that Lessee may request (i) Lessee's independent public accountants to verify such calculations and (ii) if Lessee believes that such calculations by the Lessor are in error, then Babcock & Brown LP or any other nationally recognized firm of accountants or lease advisory firm selected by the Lessee and acceptable to Lessor shall be permitted to verify such calculations and the Lessor will make available to such firm (subject to the execution by such firm of a confidentiality agreement acceptable to the Lessor) the methodology and assumptions and any changes made therein pursuant to this SECTION 3. In the event of a verification under CLAUSE
(ii) of the first sentence of this paragraph the determination by such firm of accountants shall be final. Lessee will pay the reasonable costs and expenses of the verification under CLAUSE (ii) of the first sentence of this paragraph unless an error adverse to Lessee is established by such firm, and if as a result of such verification process the Basic Rent is adjusted and such adjustment causes the Net Present Value of Rents to decline by five (5) or more basis points or causes a reduction of [five (5)] or more basis points in the EBO Amount or a material reduction in Termination Values, the Lessor shall pay the reasonable costs and expenses of such verification process. Such recalculated Basic Rent

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amounts, Termination Value amounts and the EBO Amount shall be set forth in a
Lease Supplement or an amendment to the Lease.

      (h) TAX COMPLIANCE. Any adjustments made pursuant to this SECTION 3 shall be made so as to avoid (except to the extent indemnified pursuant to the Tax Indemnity Agreement) any risk that the Lease could not constitute a "true lease" for federal income tax purposes or result in an unindemnified loss of assumed tax benefits, except to the extent that on the Delivery Date, the Lease was not a "true lease." All adjustments required pursuant to the Lease shall be set forth in a Lease Supplement or in an amendment to the Lease. In addition, all adjustments shall be in compliance with Treasury Regulations Section 1.467-3(c)(4) (or any successor regulation applicable at the time of the adjustment) and the requirements of Sections 4.02(5) and 4.07(1) of Revenue Procedure 2001-29.

      (i)   GENERAL TAX INDEMNITY.

                  (A) INDEMNITY. Except as provided in SECTION 3(i)(B) hereof, Lessee agrees that each payment of Rent shall be free and clear of, and without deduction for, any and all withholdings on account of Taxes of any nature whatsoever. If any such deduction or withholding is required, Lessee shall pay an additional amount such that the net amount actually received by the recipient of such payment, after such deduction or withholding, will be equal to the amount that would have been received if no such deduction or withholding had been required. If Lessee pays an additional amount pursuant to the preceding sentence in respect of any Taxes that are not subject to indemnification pursuant to the following provisions of this SECTION 3(i)(A), then the Lessor shall reimburse Lessee for such Taxes within thirty (30) days of written notice accompanied by evidence of payment of such Taxes paid by Lessee. Except as provided in SECTION 3(i)(B) hereof, Lessee hereby agrees to indemnify, protect, defend and hold harmless Lessor on an After-Tax Basis from and against any and all Taxes however imposed, whether levied or imposed upon Lessor, Lessee, or any user or Person in possession of the Aircraft or any Part, by the United States or any state or local government or taxing authority of or in the United States, any territory or possession of the United States, any international authority or any foreign country or political subdivision or taxing authority thereof or therein upon or with respect to (A) the Aircraft, the Airframe, an Engine or any Part; (B) the manufacture, ownership, delivery, lease, sale, alteration, change in registration, sublease, possession, use, operation, condition, transfer, control, occupancy, servicing, maintenance, financing, construction, repair, abandonment, substitution, replacement, re-registration, hire, presence, location, addition, renovation, insuring, repossession, non-use, interchange, inspection, overhaul, testing, modification, storage, purchase, acceptance, rejection, return, non-delivery or registration of or other disposition, action or event with respect to the Aircraft, the Airframe, an Engine or any Part, or the imposition of any lien (other than a Lessor Lien), modification, improvement, transfer of title, return or other disposition thereof; (C) the rentals, receipts or earnings arising therefrom; (D) the execution or delivery of, or the exercise of any rights or remedies under,

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the Operative Documents, or any amendment or supplement thereto and any other documents contemplated thereby or the transaction contemplated thereby; and (E) the payment or receipt of any amounts pursuant to the Operative Documents, or any amendment or supplement thereto and any other documents contemplated thereby or the transaction contemplated thereby, or otherwise in connection with the transactions contemplated by the Operative Documents.

                  (B)   EXCLUSIONS FROM GENERAL TAX INDEMNITY. The provisions of
SECTION 3(i)(A) shall not apply to and Lessee shall have no liability hereunder for:

                        (1) Taxes (other than amounts necessary to make payments on an After-Tax Basis) on, based on, measured by or with respect to the gross or net income, gross or net receipts, including capital gains taxes, minimum or alternative taxes, tax preferences, excess profits taxes, capital taxes, accumulated earnings taxes, branch profits taxes, personal holding company taxes, taxes applicable to passive foreign investment companies, successor taxes, estate taxes, net worth, franchise or conduct of business (but not excluding sales, use, excise, license, rental, ad valorem, non-recoverable value added tax (to the extent that such ad valorem or value added tax is not imposed as a substitute for an income tax that is not subject to indemnification hereunder and, if imposed as a substitute for such an income tax, to the extent such ad valorem or value added tax exceeds such income tax that it replaces) or property taxes and other similar taxes) and any withholding taxes on, or measured by, gross or net income or receipts imposed on Lessor by the United States or by any state or local government or taxing authority in the United States or by any foreign government or taxing authority except to the extent such Tax (a) results from, or would not have been imposed but for (x) the location, operation, registration or use of the Aircraft or any Part in such jurisdiction, (y) the identity, location, place of business, activities or presence of Lessee, any Permitted Sublessee, user or person in possession of the Aircraft or any Part or any Affiliate of the foregoing (each, a "LESSEE PERSON") in such jurisdiction (including the execution and delivery by such Person of any Operative Document in such jurisdiction), or (z) the making of any payment under the Operative Documents by, or on behalf of, Lessee to Lessor in or from such jurisdiction, and (b) exceeds the Tax that would have been imposed by such jurisdiction on the Lessor in the absence of those activities described in CLAUSES (x), (y) AND (z) herein;

                        (2) Taxes imposed on the Lessor that would not have been imposed but for a Lessor's Lien;

                        (3) Taxes imposed on Lessor resulting from a voluntary sale, assignment, transfer or other disposition by the Lessor of the Aircraft, the Airframe, an Engine or any Part, the Operative Documents or any interest in the Rent unless such transfer or other disposition (i) is made in connection with the exercise of any remedies of Lessor in accordance with and pursuant to
SECTION 15 of the Lease when an Event of Default has occurred and is continuing,
(ii) arises in connection with (A) an Event of Loss, (B) the return

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of the Aircraft upon termination of the Lease, (C) the purchase of the Aircraft by Lessee pursuant to SECTION 19(b) of the Lease, (D) the substitution of any Replacement Airframe pursuant to SECTION 10(a) of the Lease or (E) a termination of the Lease under SECTION 9 of the Lease, (iii) results from (A) the maintenance of the Aircraft during the Basic Term (including the replacement and substitution of parts and modifications and improvements to the Aircraft) or (B) any Lease or assignment of Lessee's or any Permitted Sublessee's rights during the Basic Term or (iv) is made at Lessee's request or direction;

                        (4) Taxes imposed on Lessor resulting from a transfer of the Lessor's interest in the Aircraft, Airframe, an Engine or any Part arising out of or relating to bankruptcy or similar proceedings in which Lessor is the debtor, or any foreclosure by a creditor of Lessor, unless, in each case, such sale, assignment, transfer or other disposition results from a transfer or disposition made pursuant to an exercise of remedies following an Event of Default;

                        (5) Taxes imposed on the Lessor resulting from the willful misconduct or gross negligence of Lessor;

                        (6) Taxes relating to the Lessee, Aircraft, the Airframe, an Engine or any Part for any period after (x) the expiration or early termination of the Lease in accordance with the terms of the Lease or (y) possession of the Aircraft, the Airframe, an Engine or any Part has been redelivered by Lessee to Lessor in accordance with the terms of the Lease (in each case as it relates to Taxes for the returned items) or placement of the Aircraft in storage at the request of the Lessor in accordance with the terms of the Lease, except to the extent that Taxes are incurred in connection with the exercise of any remedies of Lessor in accordance with and pursuant to SECTION 15 of the Lease when an Event of Default has occurred and is continuing and to the extent such Taxes relate to events, acts or omissions occurring or matters arising prior to or simultaneously with the time of the occurrence of the earlier of (x) or (y), and until Lessee has satisfied in full its obligations under the Lease;

                        (7) Taxes imposed on any transferee of Lessor to the extent such Tax exceeds the amount of Tax that would have been imposed on the Lessor; PROVIDED, HOWEVER, the exclusion provided in this CLAUSE (7) shall not apply to (i) transferees that acquired their interest in connection with the exercise of remedies following an Event of Default, and (ii) "gross-up" amounts necessary to make payments on an After-Tax Basis, as required under the Operative Documents;

                        (8) Taxes imposed on Lessor by a government or taxing authority of any jurisdiction to the extent such Taxes would not have been imposed on Lessor in the absence of activities of such Lessor in such jurisdiction unrelated to the transactions contemplated by the Lease;

                        (9) Taxes being contested pursuant to the contest provisions

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contained in SECTION 3(i)(D) but only for so long as Lessee is complying with its obligations under SECTION 3(i)(D);

                        (10) Taxes imposed on Lessor for which Lessee is obligated to indemnify Lessor under the Tax Indemnity Agreement;

                        (11) Interest, penalties and additions to Tax imposed upon Lessor to the extent imposed as a result of the failure of Lessor to timely and properly file any return required to be filed by Lessor, unless such failure is caused by Lessee's failure to timely provide information required to be provided under the Operative Documents (including pursuant to SECTION 3(i)(C) herein);

                        (12) Taxes imposed on Lessor by section 4975 of the Code or any successor provision thereto as a consequence of Lessor engaging in a "prohibited transaction" within the meaning of such provision; and

                        (13) Taxes imposed on Lessor that would not have been imposed but for Lessor's breach of any covenant or the inaccuracy of any representation or warranty of Lessor in any of the Operative Documents.

            References to Lessor shall include such Lessor's respective successors and permitted assigns, officers, directors, servants, employees, agents and Affiliates.

                  (C)   PAYMENTS.

                        (1) All Taxes shall be paid when due and payable and all amounts payable as indemnities pursuant to this SECTION 3(i) shall be payable to the extent not theretofore paid, no later than thirty (30) days following Lessee's receipt of written demand by Lessor; PROVIDED, HOWEVER, that in the case of Taxes which are being contested pursuant to subsection (D) of this SECTION 3(i), any amount payable by Lessee pursuant to SUBSECTION (A) of this SECTION 3(i) shall, unless otherwise required by SUBSECTION (D) of this
SECTION 3(i), not be required to be paid until thirty (30) days after such contest is finally resolved.

                        (2) At Lessee's written request, the computation of the amount of any indemnity payment owed by Lessee or any amount owed by Lessor to Lessee pursuant to this SECTION 3(i) shall be verified and certified by an internationally recognized independent public accounting firm mutually selected by the Lessor and Lessee. The costs of such verification (including the fee of such public accounting firm) shall be borne by Lessee unless such verification shall result in an adjustment in Lessee's favor of 5% or more of the net present value of the payment as computed by such Lessor, in which case the costs shall be paid by Lessor. Such determination shall be final and binding, absent manifest error on the part of the certified public accountants. Lessor hereby agrees to provide the accountants with all information and materials as shall be reasonably necessary in connection therewith;

PROVIDED that in no event will the Lessor be required to deliver its income tax returns or tax books to such accountant. Any information provided to such accountants by any Person shall be deemed by the parties to be (and the accountants will confirm in writing that they will treat such information as) the private, proprietary and confidential property of such Person, and no Person other than such Person and the accountants shall be entitled thereto, other than as required by Law. In no event shall Lessee have the right to examine the information supplied to the verifying firm or the tax returns or books of the Lessor in connection with the verifying procedures described herein. Lessee and the Lessor agree that the accountant's sole responsibility shall be to verify the amount of any payment hereunder and that the interpretation of the Operative Documents are not within the scope of the accountant's responsibility. Lessor shall provide Lessee with such certifications, information and documentation as shall be in such Lessor's possession and as shall be reasonably requested by Lessee to minimize any indemnity payment pursuant to this SECTION 3(i); PROVIDED, HOWEVER, that Lessor shall not be required to provide any information that would, in its good faith judgment, cause the Lessor any material adverse tax consequences.

                        (3) Lessor shall promptly forward to Lessee any written notice, bill or advice received by it from any government or taxing authority concerning any Tax for which it seeks indemnification under this
SECTION 3(i); PROVIDED, HOWEVER, that the failure to provide such notice shall not adversely affect Lessor's rights to an indemnity under this SECTION 3(i) except to the extent that such failure effectively precludes Lessee's ability to contest (through Lessor or, if permitted, in its own name) such Tax pursuant to
SECTION 3(i)(D). Lessee shall pay any amount for which it is liable pursuant to this SECTION 3(i) directly to the appropriate government or taxing authority if legally permissible or, upon demand of Lessor, to Lessor on an After-Tax Basis and free of interest within thirty (30) days of such demand (or, if a contest occurs in accordance with SECTION (3)(i)(D), within thirty (30) days after a Final Determination (as defined below)), but in no event less than five (5) business days prior to the date the Tax to which such amount payable hereunder relates is due, provided, Lessee shall not be required to make any payment in respect of Taxes being contested in accordance with SECTION 3(i)(D) pursuant to this SECTION 3(i)(C) unless Lessor elects to pay such Tax claimed and sue for a refund as provided in SECTION 3(i)(D). Lessee shall furnish to Lessor the original or a certified copy of a receipt for Lessee's payment of any Tax subject to indemnification under this SECTION 3(i) or such other evidence of payment of such Tax reasonably acceptable to Lessor. For purposes of this
SECTION 3(i), a "Final Determination" shall mean (A) a decision, judgment, decree or other order by any court of competent jurisdiction that occurs pursuant to the provisions of SECTION 3(i)(D), which decision, judgment, decree or other order has become final and unappealable or the time for filing such appeals has expired, (B) a closing agreement or settlement agreement entered into in accordance with SECTION 3(i)(D) that has become binding and is not subject to further review or appeal absent fraud or misrepresentation, (C) the termination of administrative proceedings and the expiration of the time for instituting a claim in a court proceeding, or (D) in any case where judicial review shall at the time be unavailable by reasons of the proposed adjustment involving a decrease in a net operating loss or business credit carryforward, a decision, judgment, decree or other order of an administrative official or agency of competent jurisdiction, which decision, judgment, decree or other order has become final (i.e., when all administrative appeals in accordance with SECTION 3(i)(D) hereof have been exhausted by either party).

                        (4) To the extent permitted by applicable law, interest at the Base Rate plus two percent (2.0%) shall be paid, on demand, on any amount or indemnity not paid when due pursuant to this SECTION 3(i) (including any amounts payable to Lessee hereunder until the same shall be paid). Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.

                  (D)   CONTESTS.

                        (1) If a written claim is made against Lessor or if any proceeding is commenced against Lessor (including a written notice of such proceeding) for Taxes as to which Lessee could be liable for payment or indemnity hereunder, such Lessor shall promptly give Lessee notice in writing of such claim (PROVIDED, HOWEVER, that the failure to provide such notice shall not affect Lessee's obligations hereunder to the Lessor unless such failure shall effectively preclude Lessee's right to contest such claim) and shall not take any action with respect to such claim or Tax without the consent of Lessee for thirty (30) days following the receipt of such notice by Lessee; PROVIDED, HOWEVER, that, if Lessor shall be required by Law to take action prior to the end of such 30-day period, Lessor shall, in such notice to Lessee, so inform Lessee, and Lessor shall take no action without the consent of Lessee for as long as it is legally able to do so (it being understood that Lessor shall be entitled to pay the Tax claimed and sue for a refund prior to the end of such 30-day period if (i) (A) the failure to so pay the Tax would result in penalties (unless immediately reimbursed by Lessee) or (B) the failure to so pay would result in criminal penalties and (ii) Lessor uses its good faith efforts to take any action so required in connection with so paying the Tax in a manner that is the least prejudicial to the pursuit of the contest). In addition, Lessor shall (PROVIDED that Lessee shall have agreed to keep such information confidential other than to the extent necessary in order to contest the claim in writing in a manner reasonable satisfactory to Lessor) furnish Lessee with copies of any requests for information from any taxing authority relating to such Taxes with respect to which Lessee may be required to indemnify hereunder. If requested by Lessee in writing within thirty (30) days or such shorter period as may be required by Law after its receipt of such notice, Lessor shall, at the expense of Lessee (including all reasonable out-of-pocket costs, and reasonable in-house or outside attorney and accountants fees), in good faith contest (or, if permitted by applicable law, allow Lessee to contest), through appropriate administrative and judicial proceedings the validity, applicability or amount of such Taxes by resisting payment thereof, not paying the same except under protest if protest is necessary and proper or if the payment is made, using reasonable efforts to obtain a refund thereof in an appropriate administrative and/or judicial proceeding. If requested to do so by Lessee in writing, Lessor shall appeal any adverse administrative or judicial decision, except that Lessor shall not be required to (nor shall Lessee have the right to) pursue any appeals to the United States Supreme Court. If and to the extent Lessor by exercise of reasonable good faith efforts is able to separate the contested issue or issues (which cannot include income tax issues) from other issues arising in the same administrative or judicial proceeding that are unrelated to the transactions contemplated by the Operative Documents without, in the good faith judgment of Lessor, materially adversely affecting it, Lessor shall permit Lessee to control the conduct of any such proceeding and shall provide to Lessee such information or data that is in such Lessor's control or possession that is reasonably necessary to conduct such contest and Lessee shall consult with the Lessor and keep it reasonably informed of the progress of such contest. In the case of a contest controlled by Lessor, Lessor shall conduct and control such contest, PROVIDED Lessor consults with Lessee in good faith regarding the manner of contesting such claim and shall keep Lessee reasonably informed regarding the progress of such contest but Lessor shall have ultimate control over all aspects of such contest. Lessor shall not fail to take any action expressly required by this SECTION 3(i)(D) (including, without limitation, any action regarding an appeal of an adverse determination with respect to any claim) or settle or compromise any claim without the prior written consent of Lessee except as contemplated by SECTION 3(i)(D) herein.

                        (2) Notwithstanding the foregoing, in no event shall Lessor be required to take any action (or to permit Lessee to take any action) unless and until (A) Lessee shall have agreed to pay Lessor on demand on an After-tax Basis all reasonable costs and expenses that Lessor shall incur in connection with contesting such claim, (including without limitation, all costs, expenses, losses, reasonable legal and accounting fees, disbursements, penalties, fines, additions to Tax or interest thereon), (B) if such contest shall involve the payment of the claim, Lessee shall advance the amount thereof plus (to the extent indemnified hereunder) interest, penalties and additions to tax with respect thereto that are required to be paid prior to the commencement of such contest on an interest-free basis and with no additional net after-tax cost to Lessor (and Lessor shall promptly pay to Lessee any net realized tax benefits resulting from any imputed interest deduction arising from such interest free advance from Lessee plus any net tax benefits resulting from making any such payment), (C) Lessor shall have reasonably determined that the action to be taken will not result in any material risk of forfeiture, foreclosure, sale or loss of the Aircraft or the creation of any Lien (other than a Permitted Lien) (unless Lessee shall have adequately bonded such Lien or otherwise made provisions to protect the interests of Lessor in a manner reasonably satisfactory to Lessor in its sole discretion), (D) no Event of Default shall have occurred and be continuing at the time the contest is begun unless Lessee has provided security for its obligations hereunder by advancing to Lessor before proceeding with such contest, the amount of the Tax being contested, plus any interest and penalties and an amount estimated in good faith by Lessor for reasonable expenses, (E) in the case of a contest that is being pursued by Lessor, the aggregate amount of the claim together with the amount of all related claims that have been or could be raised with any or all of the other Aircraft leased by Lessor to Lessee or raised in any other audit for which Lessee would have an indemnity obligation under this SECTION 3(i)(D) is at least $50,000, and (F) if requested prior to or during the contest by Lessor, independent tax counsel selected by Lessee and reasonably acceptable to Lessor, renders to Lessor a written opinion that there is a reasonable basis (under the standard set forth in ABA Formal Opinion 85-352 or any successor thereto) for contesting such claim. In the case of any contest controlled by the Lessee hereunder, Lessor (including its counsel (at Lessor's expense)) shall have the right to participate in all proceedings and Lessee shall consult with Lessor in good faith regarding the manner of contesting such claim and shall keep Lessor reasonably informed regarding the progress of such contest and, if requested by Lessor, provide an opinion of tax counsel selected by Lessee and reasonably acceptable to Lessor to the effect that there is a Reasonable Basis for contesting such claims. Notwithstanding the foregoing, Lessee shall not be permitted to control or conduct any contest if such contest involves Taxes based on or measured by the gross or net income of Lessor and PROVIDED, that if Lessor determines in good faith that it is reasonably likely that such contest may have a material adverse impact on it, Lessor may retain or reassert control of any contest Lessee would otherwise be permitted to contest, and if Lessor shall release, waive, compromise or settle any claim which may be indemnifiable by Lessee pursuant to this SECTION 3(i) without the written permission of Lessee, Lessee's obligation to indemnify Lessor with respect to such claim (and any claim the contest of which is materially prejudiced as a result of the release, waiver, compromise or settlement) shall terminate, subject to this SECTION 3(i)(D), and subject to SECTION 3(i)(C), Lessor shall repay to Lessee any amount previously paid or advanced to Lessor with respect to such claim (but not amounts paid or advanced for costs and expenses of any contests to the extent such amounts have already been expended) plus interest at the rate that would have been payable by the relevant taxing authority with respect to a refund of such Tax.

                        (3) Notwithstanding anything contained in this SECTION 3(i) to the contrary, Lessor shall not be required to contest any claim if the subject matter thereof shall be of a continuing nature and shall previously have been decided adversely by a court of competent jurisdiction pursuant to the contest provisions of this SECTION 3(i)(D), unless there shall have been a change in Law (or interpretation thereof) or a change in facts after the date with respect to which such previous contest shall have been decided, and Lessor shall have received, at Lessee's expense, an opinion of independent tax counsel selected by Lessee and reasonably acceptable to Lessor to the effect that as a result of such change in Law (or interpretation thereof) or change in facts, it is more likely than not that Lessor will prevail in such contest.

                        (4) Nothing contained in this SECTION 3(i) shall require Lessor to contest or permit Lessee to contest a claim which it would otherwise be required to contest pursuant to this SECTION 3(i) if Lessor shall waive payment by Lessee of any amount that might otherwise be payable by Lessee under this SECTION 3(i) by way of indemnity in respect of such claim (and any other claim for Taxes with respect to any other taxable year the contest of which is effectively precluded by Lessor's declination to take action with respect to the claim).

                  (E)   REFUNDS AND SAVING.

                        (1) If Lessor shall receive a refund or credit (or would have received such refund or credit but for a counterclaim or other claim not indemnified by Lessee hereunder (a "DEEMED REFUND OR CREDIT")) with respect to all or any part of any Taxes paid, reimbursed or advanced by Lessee, in each case, whether by means of a deduction, credit, refund or otherwise, and which was not taken into account in computing such payment or indemnity, Lessor shall pay to Lessee within thirty (30) days of such receipt or, in the case of a deemed refund or credit, within thirty (30) days of the final resolution of such contest, an amount equal to the lesser of (A) the amount of such refund or credit or deemed refund or credit actually realized by Lessor, plus any additional net tax savings actually realized by Lessor as a result of any payment made pursuant to this sentence (including this CLAUSE (A)), and (B) such tax payment, reimbursement or advance by Lessee to Lessor theretofore made pursuant to this SECTION 3(i) and the excess, if any, of the amount described in CLAUSE (A) over the amount described in CLAUSE (B) shall be carried forward and applied to reduce PRO TANTO any subsequent obligations of Lessee to make payments to Lessor pursuant to this SECTION 3(i). If, in addition to such refund or credit (or deemed refund or credit), Lessor shall receive or be credited with (or would have received but for a counterclaim or other claim not indemnified by Lessee hereunder) an amount representing interest on the amount of such refund or credit or deemed refund or credit, as the case may be, Lessor shall pay to Lessee within thirty (30) days of such receipt or, in the case of a deemed refund or credit, within thirty (30) days of the final resolution or such contest, that portion of such interest that shall be fairly attributable to Taxes paid, reimbursed or advanced by Lessee prior to the receipt of such refund or credit or deemed refund or credit. Lessor agrees to reasonably cooperate with Lessee in claiming and pursuing any such refunds or credits of any Taxes payable or indemnifiable pursuant to this SECTION 3(i).

                        (2) If Lessor shall realize a tax savings by reason of any Tax paid or indemnified by Lessee pursuant to this SECTION 3(i) (whether such Tax savings shall be by means of a foreign tax credit, depreciation or cost recovery deduction or otherwise) and such savings was not otherwise taken into account in computing such payment or indemnity, Lessor shall pay to Lessee an amount equal to the lesser of (A) the amount of such tax savings, plus any additional tax savings realized as the result of any payment made pursuant to this sentence when, as if, and to the extent realized, and (B) the amount of all payments made by Lessee to Lessor (reduced by any payments previously made by Lessor to Lessee pursuant to this SECTION 3(i)), and the excess, if any, of the amount described in CLAUSE (A) over the amount described in CLAUSE (B) shall be carried forward and applied to reduce PRO TANTO any subsequent obligations of Lessee to make payments to Lessor pursuant to this

SECTION 3(i). Lessor shall not have any obligation to make any payment while an Event of Default has occurred and is continuing.

                        (3) If Lessor shall have paid Lessee any refund or credit of all or any part of any Tax paid by Lessee and it is subsequently determined that Lessor was not entitled to such refund or credit, such determination shall be treated as the imposition of a Tax for which Lessee is obligated to indemnify Lessor pursuant to the provisions of this SECTION 3(i) without regard to the exclusions contained in SECTION 3(i)(B), other than CLAUSE
(5) thereof.

                        (4) Any amount which is payable to Lessee by Lessor pursuant to this SECTION 3(i) shall not be paid to Lessee if an Event of Default has occurred and is continuing or if any payment is due and owing by Lessee to Lessor under the Lease or any other Operative Document. At such time as there shall not be continuing any such Event of Default or there shall not be due and owing any such payment, such amount (to the extent not theretofore otherwise applied) shall be paid to Lessee.

                  (F) TAX FILING. If any report, return or statement is required to be filed by Lessor with respect to any Tax that is subject to indemnification under this SECTION 3(i), Lessee (at its expense) shall (A) notify Lessor in writing of such requirement not later than thirty (30) days prior to the date such report, statement or return is required to be filed (determined without regard to extensions) and (B) either (I) if permitted by applicable law, prepare such report, statement or return for filing, send a copy of such report, statement or return to Lessor and timely file such report, statement or return with the appropriate taxing authority, or (II) if Lessee is not permitted by law to file such report, statement or return, or if so directed by Lessor, prepare and furnish to Lessor not later than thirty (30) days prior to the date such report, statement or return is required to be filed (determined without regard to extensions) a proposed form of such report, statement or return for filing by Lessor; PROVIDED, HOWEVER, that if such report, statement or return requires information particularly within the control of Lessor that is not provided to Lessee within a reasonable amount of time of Lessee's written request, Lessee shall prepare (and furnish to Lessor within the time frame specified above) a draft of such report, statement or return by completing those portions of such report, statement or return which can be completed based upon the information then available to Lessee. Each of Lessor or Lessee, as the case may be, shall timely provide the other party, with all information in its possession that the other party may reasonably require and request to satisfy its obligation under this PARAGRAPH (F).

                  (G)   FORMS/INFORMATION.

                        (1) Lessor agrees to furnish from time to time to Lessee or to such other Person as Lessee may designate, at Lessee's written request, such duly executed and properly completed forms as may be necessary or appropriate in order to claim any reduction of or exemption from any withholding or other Tax imposed by any government or taxing authority, if (A) such reduction or exemption is available to Lessor and not otherwise materially adverse to its overall filing, litigation or planning positions, in the good faith judgment of Lessor and (B) Lessee has provided Lessor with any information necessary to complete such form not otherwise reasonably available to Lessor. Notwithstanding the foregoing, with respect to Taxes imposed by way of withholding, Lessor shall be required to provide any certifications, information and documentation necessary or appropriate in order to minimize any indemnity payment regardless of whether or not providing such form would be materially adverse to its overall filing, litigation or planning position unless there has been a change in applicable Law enacted, adopted or issued after the Closing Date.

                        (2) Within a reasonable time after Lessee receives from Lessor a written request for specified information or copies of specified records reasonably necessary to enable such Person to file its Tax returns, to engage in an audit or contest Taxes imposed upon it, including information specifying the location of the Aircraft during the Tax filing period to which the return or contest relates, Lessee shall, at its own expense, if reasonably available, provide such information or copies of such records to the requesting party.

                  (H) SUBROGATION. Upon payment of any Tax by Lessee pursuant to this SECTION 3(i) to or on behalf of Lessor, Lessee, without any further action, shall be subrogated to any claims that Lessor may have relating thereto. Lessor shall cooperate with Lessee to permit Lessee to pursue such claims.

                  (I) PAYMENTS ON AFTER-TAX BASIS. Lessee agrees that, notwithstanding anything to the contrary that may be contained herein, with respect to any payment or indemnity under this SECTION 3(i), Lessee's indemnity obligation shall include any amount necessary to hold Lessor harmless on an After-Tax Basis.

                  (J) AFFILIATED GROUP. For purposes of this SECTION 3(i), the term "Lessor" shall include any combined, consolidated or affiliated group (and any member thereof) of which Lessor is or shall become a member if combined or consolidated returns are or shall be filed for such affiliated group for foreign, federal, state or local Tax purposes.

                  (K) SURVIVAL. All indemnities, obligations, adjustments and payments provided for in this SECTION 3(i) shall survive, and remain in full force and effect, notwithstanding the expiration or other termination of this Lease or any other Operative Document. The obligations of Lessee in respect of all such indemnities, obligations, adjustments and payments are expressly made for the benefit of, and shall be enforceable by, the Lessor entitled thereto, without declaring the Lease to be in default or taking other action thereunder.

      (j)   GENERAL INDEMNITY.

            (i) INDEMNITY. Lessee shall indemnify, protect, defend and hold harmless each Indemnitee from, against and in respect of, and shall pay on a net After-Tax Basis, any and all Expenses of any kind or nature whatsoever that may be imposed on, incurred by or asserted against any Indemnitee, relating to, resulting from, or arising out of or in connection with, any one or more of the following:

                  (1) The execution, delivery and performance of the Operative Documents and the Transactions contemplated hereby and thereby;

                  (2) The manufacture, purchase, acceptance or rejection of the Airframe or any Engine or Parts;

                  (3) The Aircraft, the Airframe, any Engine or any Part, including, without limitation, with respect thereto, (i) the registration, reregistration, ownership, delivery, nondelivery, inspection, lease, sublease, possession, storage, use, non-use, operation, maintenance, overhaul, testing, modification, alteration, condition, replacement, repair, substitution, sale, transfer, return, or other disposition of the Aircraft, Airframe, Engine(s) (or any engine used on the Airframe) or any Part or part used on the Aircraft, the Airframe or any Engine (or any engine used on the Airframe) by Lessee, or any other Person, (ii) any claim or penalty arising out of violations of applicable Laws by Lessee (or any Permitted Sublessee), (iii) strict tort liability, whether or not arising out of the negligence of any Indemnitee (whether active, passive or imputed), (iv) death or property damage of passengers, shippers or others, (v) environmental control, noise or pollution, (vi) any Liens in respect of the Aircraft, any Engine or any Part; (vi) latent or other defects whether or not discoverable and (vii) any claim for patent, trademark or copyright infringement; or

                  (4) Any breach of or failure to perform or observe, or any other noncompliance with, any covenant or agreement or other obligation to be performed by Lessee under any Operative Agreement or the falsity of any representation or warranty of Lessee in any Operative Agreement other than in the Tax Indemnity Agreement.

            (ii) EXCEPTIONS. Notwithstanding anything contained in SECTION 3(j)(i), the foregoing indemnity shall not extend to an Indemnitee (and Lessee shall not be required to indemnify, protect, defend and hold harmless any Indemnitee pursuant to SECTION 3(j)(i)) with respect to any Expense to the extent such Expense is related to one of more of the following:

                  (1) For any Taxes or a loss of Tax benefit, whether or not Lessee is required to indemnify therefor pursuant to SECTION 3(i) hereof or to the Tax Indemnity Agreement;

                  (2) Except to the extent fairly attributable to acts or events occurring prior thereto, acts or events (other than acts or events related to the performance by

Lessee of its obligations pursuant to the terms of the Operative Agreements) that occur after: (i) with respect to the Airframe, any Engine or any Part, the return of possession (it being understood that the date of the placement of the Aircraft in storage as provided in SECTION 5 hereof constitutes the date of return of the Aircraft under this Lease) of such Airframe, Engine or Part pursuant to the terms of and in compliance with this Lease (other than pursuant to SECTION 15 hereof, in which case Lessee's liability under this SECTION 3(j) shall survive for so long as Lessor shall be entitled to exercise remedies under such SECTION 15) or (ii) if the Aircraft is not required to be returned, the termination of the Term in accordance with this Lease;

                  (3) To the extent attributable to any Transfer (voluntary or involuntary) by or on behalf of Lessor of any interest in the Aircraft or this Lease except for out-of-pocket costs and expenses incurred as a result of such Transfer, if, at the time of such Transfer, an Event of Default shall have occurred and be continuing;

                  (4) To the extent attributable to the gross negligence or willful misconduct of such Indemnitee or any related Indemnitee (as defined below) (other than gross negligence or willful misconduct imputed to such person by reason of its interest in the Aircraft or any Operative Agreement);

                  (5) To the extent attributable to the incorrectness or breach of any representation or warranty of such Indemnitee or any related Indemnitee contained in or made pursuant to any Operative Agreement;

                  (6) To the extent attributable to the failure by such Indemnitee or any related Indemnitee to perform or observe any agreement, covenant or condition on its part to be performed or observed in any Operative Agreement;

                  (7) To the extent attributable to the offer or sale by such Indemnitee or any related Indemnitee of any interest in the Aircraft or this Lease or any similar interest (other than during and in connection with the continuance of an Event of Default or pursuant to and in accordance with SECTIONS 9, 10,15,19 OR 20 hereof), in violation of the Securities Act or other applicable federal, state or foreign securities Laws (other than any thereof caused by the acts or omissions of Lessee);

                  (8) Other than during the continuation of an Event of Default, to the extent attributable to the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any Operative Agreement other than such as have been requested by Lessee or as are required by the terms of the Operative Agreements (unless such requirement results from the actions of an Indemnitee not required by or made pursuant to the Operative Agreements);

                  (9) To the extent attributable to any amount which such

Indemnitee or any related Indemnitee expressly agrees to pay or such Indemnitee or any related Indemnitee expressly agrees shall not be paid by or be reimbursed by Lessee;

                  (10) To the extent that such Expense is a loss of future profits, a cost or expense unreasonably incurred by, or an ordinary and usual operating or overhead expense of, such Indemnitee (it being understood that out-of-pocket expenses payable to third parties do not constitute "ordinary and usual operating or overhead expenses");

                  (11) To the extent attributable to the deregistration of the Aircraft under the Act as a result of Lessor or any related Indemnitee not being a Citizen of the United States as a result of any act of Lessor or any related Indemnitee (not taken at the request of the Lessee);

                  (12) For any Lessor Lien;

                  (13) To the extent incurred by or asserted against an Indemnitee or any related Indemnitee as a result of any "prohibited transaction", within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code;

                  (14) For any loss attributable to, arising from or in connection with any inspections or inspection rights arising from or in connection with any of the Operative Documents or the Transactions; or

                  (15) To the extent attributable to any Indemnitee or any related Indemnitee in its capacity as the manufacturer, seller, servicer, repairer, tester, refurbisher or storage keeper of the Aircraft, Airframe, Engine or any Part.

            For purposes of this SECTION 3(j), a Person shall be considered a "related" Indemnitee with respect to an Indemnitee if such Person is an Affiliate or employer of such Indemnitee, a director, officer, employee, agent, or servant of such Indemnitee or any such Affiliate or a successor, permitted assignee or Transfer of any of the foregoing.

            (iii) SEPARATE AGREEMENT. This Agreement constitutes a separate agreement with respect to each Indemnitee and is enforceable directly by each such Indemnitee.

            (iv) NOTICE. If a claim for any Expense that an Indemnitee shall be indemnified against under this SECTION 3(j) is made, such Indemnitee shall give prompt written notice thereof to Lessee. Notwithstanding the foregoing, the failure of any Indemnitee to notify Lessee as provided in this SECTION
3(j)(iv), or in SECTION 3(j)(v), shall not release Lessee from any of its obligations to indemnify such Indemnitee hereunder, except to the extent that such failure results in an additional Expense to Lessee (in which event Lessee shall not be responsible for such additional expense) or materially impairs Lessee's ability to contest such claim.

            (v) NOTICE OF PROCEEDINGS; DEFENSE OF CLAIMS; LIMITATIONS. (a) In case any action, suit or proceeding shall be brought against any Indemnitee for which Lessee is responsible under this SECTION 3(j), such Indemnitee shall notify Lessee of the commencement thereof and Lessee may, at its expense, participate in and to the extent that it shall wish (subject to the provisions of the following paragraph), assume and control the defense thereof and, subject to this SECTION 3(j)(v), settle or compromise the same.

                  (b) Lessee or its insurer(s) shall have the right, at its or their expense, to investigate or, if Lessee or its insurer(s) shall agree not to dispute liability to the Indemnitee giving notice of such action, suit or proceeding under this SECTION 3(j)(v) for indemnification hereunder or under any insurance policies pursuant to which coverage is sought, control the defense of, any action, suit or proceeding, relating to any Expense for which indemnification is sought pursuant to this SECTION 3(j)(v), and each Indemnitee shall cooperate with Lessee or its insurer(s) with respect thereto; PROVIDED, that Lessee shall not be entitled to control the defense of any such action, suit, proceeding or compromise any such Expense during the continuance of any Event of Default arising hereunder. In connection with any such action, suit or proceeding being controlled by Lessee, such Indemnitee shall have the right to participate therein, at its sole cost and expense, with counsel reasonably satisfactory to Lessee; PROVIDED, that such Indemnitee's participation does not, in the reasonable opinion of the independent counsel appointed by the Lessee or its insurers to conduct such proceedings, interfere with the defense of such case. Notwithstanding any of the foregoing to the contrary, Lessee shall not be entitled to assume responsibility for and control of any such judicial or administrative proceedings if such proceedings will involve a material risk of the sale, forfeiture or loss of the Aircraft or any part thereof unless in such an event Lessee shall have posted adequate bond or other security in respect to such risk, or if such proceedings could result in any criminal liability for such Indemnitee.

                  (c) In no event shall any Indemnitee enter into a settlement or other compromise with respect to any Expense without the prior written consent of Lessee, which consent shall not be unreasonably withheld or delayed. Any settlement or compromise without such consent of Lessee shall be deemed a waiver by such Indemnitee of its right to be indemnified with respect to such Expense under this SECTION 3(j).

                  (d) In the case of any Expense indemnified by the Lessee hereunder which is covered by a policy of insurance maintained by Lessee pursuant to SECTION 11 of this Lease, at Lessee's expense, each Indemnitee agrees to cooperate with the insurers in the exercise of their rights to investigate, defend or compromise such Expense as may be required to retain the benefits of such insurance with respect to such Expense.

                  (e) If an Indemnitee is not a party to this Agreement, Lessee may require such Indemnitee to agree in writing to the terms of this SECTION 3(j) and SECTION 24 prior to undertaking any defense of or making any payment to such Indemnitee under this SECTION 3(j).

                  (f) Nothing herein shall be deemed to be a guarantee by Lessee of any residual value of the Aircraft.

                  (g) Nothing contained in this SECTION 3(j)(v) shall be deemed to require an Indemnitee to contest any Expense or to assume responsibility for or control of any judicial proceeding with respect thereto.

            (vi) INFORMATION. Lessee will provide the relevant Indemnitee with such information not within the control of such Indemnitee, as is in Lessee's control or is reasonably available to Lessee, which such Indemnitee may reasonably request and will otherwise cooperate with such Indemnitee so as to enable such Indemnitee to fulfill its obligations under SECTION 3(j)(v). The Indemnitee shall supply Lessee with such information not within the control of Lessee, as is in such Indemnitee's control or is reasonably available to such Indemnitee, which Lessee may reasonably request to control or participate in any proceeding to the extent permitted by SECTION 3(j)(v).

            (vii) EFFECT OF OTHER INDEMNITIES; SUBROGATION; FURTHER ASSURANCES. Upon the payment in full by Lessee of any indemnity provided for under this Agreement, Lessee, without any further action and to the full extent permitted by Law, will be subrogated to all rights and remedies of the person indemnified (other than with respect to any of such Indemnitee's insurance policies) in respect of the matter as to which such indemnity was paid. Each Indemnitee will give such further assurances or agreements and cooperate with Lessee to permit Lessee to pursue such claims, if any, to the extent reasonably requested by Lessee and at Lessee's expense.

            (viii) REFUNDS. If an Indemnitee receives any refund, in whole or in part, with respect to any Expense paid by Lessee hereunder, it will promptly pay the amount refunded (but not an amount in excess of the amount Lessee or any of its insurers has paid in respect of such Expense) over to Lessee unless an Event of Default shall have occurred and be continuing, in which case such amounts shall be paid over to Lessor to hold as security for Lessee's obligations under the Operative Agreements or, if requested by Lessee, applied to satisfy such obligations.

SECTION 4. DISCLAIMER; LESSOR'S AND LESSEE'S REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

      (a) DISCLAIMER. LESSOR LEASES AND LESSEE TAKES THE AIRCRAFT, EACH ENGINE AND EACH PART THEREOF "AS-IS," "WHERE-IS" AND "WITH ALL FAULTS." EXCEPT AS EXPRESSLY PROVIDED HEREIN, NONE OF

LESSOR NOR ITS AFFILIATES MAKES, HAS MADE OR SHALL BE DEEMED TO HAVE MADE, AND EACH HEREBY EXPRESSLY DISCLAIMS AND WILL BE DEEMED TO HAVE EXPRESSLY DISCLAIMED, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, WORKMANSHIP, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OR FOR A PARTICULAR PURPOSE OF THE AIRCRAFT, EACH ENGINE OR ANY PART THEREOF; AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE; AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT; AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT; OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT, EACH ENGINE OR ANY PART THEREOF.

      (b) LESSEE'S REPRESENTATIONS AND WARRANTIES. Lessee hereby represents and warrants, which representations and warranties shall survive the execution and delivery of this Lease and the delivery of the Aircraft, that

            (i) except for (A) the filing for recordation (and the recordation) of this Lease, Lease Supplement No. 1, and the FAA Bill of Sale, all with the FAA, (B) the registration of the Aircraft with the FAA pursuant to the Act in the name of the Lessor, (C) the filing of a protective Uniform Commercial Code financing statement with the Secretary of State of the State of California (and assignments thereof and continuation statements at periodic intervals), (D) the taking of possession and retention by the Lessor of the original counterparts of the Lease and Lease Supplement No. 1 and (E) the affixation of placards referred to in SECTION 7(f) of this Lease, no further filing or recording of this Lease or of any other document (including any financing statement under Revised Article 9 or Article 9 of the Uniform Commercial Code) and no further action is necessary, under the laws of the United States of America or the State of California, in order to fully protect and establish Lessor's interest in the Aircraft and this Lease as against Lessee or any third party claiming by, through or under Lessee;

            (ii) Lessee holds all licenses, permits and franchises from the appropriate Government Entities necessary to authorize Lessee to lawfully engage in air transportation and to carry on scheduled commercial cargo service as currently conducted, except where the failure to so hold any such license, permit or franchise would not have a material adverse effect on the condition (financial or otherwise), business or properties of Lessee;

            (iii) Lessee is a Certificated Air Carrier, and its jurisdiction of organization is the State of California;

            (iv)  no Default has occurred and is continuing; and

            (v) Lessor is entitled to the protection of Section 1110 of the Bankruptcy Code in connection with its right to take possession of the Airframe and Engines and to enforce any of its rights or remedies under this Lease in the event of a case under the Bankruptcy Code in which Lessee is a debtor.

      (c) LESSOR'S COVENANTS. Lessor covenants that neither it nor any Person claiming by, through or under it will, through its own actions or inactions, interfere in Lessee's continued possession, use, operation and quiet enjoyment of the Aircraft, any Engine or any Part and other rights with respect to the Aircraft hereunder during the Term unless an Event of Default has occurred and is continuing, and this Lease shall not be terminated except as provided herein; PROVIDED that Lessee is continuing to perform its duties and obligations under this Lease for the benefit of Lessor. Lessor covenants that it will not directly or indirectly create, incur, assume or suffer to exist any Lessor Lien on or with respect to the Airframe or any Engine.

      (d) MANUFACTURERS' WARRANTIES. None of the provisions of this Lease shall be deemed to amend, modify or otherwise affect the representations, warranties or other obligations (express or implied) of the Manufacturer, the Engine Manufacturer, any subcontractor or supplier of the Manufacturer or the Engine Manufacturer with respect to the Airframe, the Engines or any Parts, or to release the Manufacturer, the Engine Manufacturer, or any such subcontractor or supplier, from any such representation, warranty or obligation. Unless an Event of Default shall have occurred and be continuing under SECTION 14, Lessor agrees to make available to Lessee such rights as Lessor may have (to the extent assignable by Lessor) under any warranty with respect to the Aircraft, the Airframe or any Engine made by the Manufacturer, the Engine Manufacturer, or any affiliate thereof or any of its subcontractors or suppliers and any other claims against the Manufacturer, the Engine Manufacturer, or any affiliate thereof, or any such subcontractor or supplier with respect to the Aircraft, all pursuant to and in accordance with the terms of the Aircraft Warranty Assignment and the Assignment of Engine Warranties. At any time an Event of Default has occurred and is continuing and this Lease has been duly declared in default, all of Lessee's rights under any warranty or other obligation with any of such Persons, with respect to the Aircraft shall automatically revert to Lessor.

SECTION 5.  RETURN OF THE AIRCRAFT.

      (a) CONDITION UPON RETURN. Lessee shall comply with each of the provisions of EXHIBIT B, which provisions are hereby incorporated by this reference as if set forth in full herein. All references to "SECTION 5" or "this
SECTION 5" shall be deemed to include EXHIBIT B.

      (b) STORAGE AND RELATED MATTERS. Unless Lessee has elected to purchase the Aircraft in accordance with the terms hereof, if Lessor gives written notice to Lessee not less than thirty (30) days nor more than one hundred twenty (120) days prior to the end of the

Term requesting storage of the Aircraft upon its return hereunder, Lessee will assist Lessor, at Lessor's expense, in arranging storage for the Aircraft for a period up to thirty (30) days, commencing on the date of such return, and upon request of Lessor to Lessee made at least ten (10) days prior to the end of such initial thirty (30) day period, for an additional one hundred twenty (120) day period commencing upon expiration of such initial period, at such storage facility in the forty eight (48) contiguous states of the United States of America as Lessee and Lessor may agree; PROVIDED that such location shall be a location generally used for the storage of commercial aircraft by aircraft owners or operators. Notwithstanding SUBSECTION (A) of EXHIBIT B, such storage shall be deemed to be the return location of the Aircraft for purposes of such EXHIBIT B. Such storage shall be at Lessor's risk and expense and Lessor shall pay all applicable storage, maintenance and insurance fees and expenses. Lessee's obligation to assist Lessor in arranging storage for the Aircraft shall be subject to Lessor entering into an agreement satisfactory to Lessee prior to the commencement of the storage period with the storage facility providing, among other things, that Lessor shall bear all storage, maintenance charges (other than those to be paid by Lessee as set forth herein and maintenance required as a direct breach of Lessee's obligations under this SECTION 5) and other costs (including those costs referred to above) other than those to be paid by Lessee as set forth herein) and incurred relating to such storage. Lessee agrees to arrange for insurance coverage for the Aircraft during such storage period; PROVIDED that Lessor reimburses Lessee for its out-of-pocket costs therefor.

      (c) RETURN OF OTHER ENGINES. In the event that any Engine owned by Lessor shall not be installed on the Airframe at the time of return hereunder, Lessee shall be required to return the Airframe hereunder with an Acceptable Alternate Engine meeting the requirements of, and title of which is transferred to Lessor in accordance with, this SECTION 5 and SECTION 10. Thereupon, Lessor will transfer or cause to be transferred to Lessee on an "as-is, where-is, with all faults" basis the Engine constituting part of such Aircraft but not installed on such Airframe at the time of the return of the Airframe.

      (d) OBLIGATIONS CONTINUE UNTIL RETURN. If Lessee shall fail to return the Aircraft at the time and in the condition specified herein, the Term of this Lease shall be deemed to have been automatically extended (unless Lessor has terminated this Lease pursuant to SECTION 15(e) hereof) and all obligations of Lessee under this Lease shall continue in effect with respect to the Aircraft until the Aircraft is so returned to Lessor and Lessee shall pay to Lessor an amount equal to the Per Diem Rent for each day after the end of the Term to, but excluding, the day of such return; PROVIDED, HOWEVER, that Lessee shall not be responsible for Lessor's failure to accept return of the Aircraft in accordance with this SECTION 5 in a timely manner or for any Rent with respect to periods after Lessee has tendered the Aircraft for return in accordance with this Lease. Any Rent owed to Lessor pursuant to this SECTION 5(d) shall be payable upon acceptance of the Aircraft by Lessor. The provisions of this SECTION 5(d) shall not limit any remedy the Lessor would otherwise have for breach of SECTION 5(a).

SECTION 6. LIENS. Lessee will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Aircraft, title thereto or any interest therein or in this Lease, except (i) the right of Lessor as owner of the Aircraft, the rights of Lessor and Lessee under this Lease, the rights of any Permitted Sublessee under a Permitted Sublease, and any other rights of any Person existing pursuant to the Operative Documents, (ii) the rights of others under agreements or arrangements to the extent permitted by the terms of SECTIONS 7(b) and 8(b) hereof, (iii) Lessor Liens, (iv) Liens for Taxes of Lessee either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or permanent loss of the Airframe or any Engine or, any risk of any material civil liability or any risk of criminal liability on the part of Lessor, (v) materialmen's, mechanics', workmen's, repairmen's, employees' or other like Liens arising in the ordinary course of Lessee's or any Permitted Sublessee's business (including those arising under maintenance agreements entered into in the ordinary course of business) securing obligations that are not overdue for a period of more than sixty (60) days or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of the Airframe or any Engine or any interest of the Lessor, any risk of any material civil liability or any risk of criminal liability on the part of Lessor, (vi) Liens arising out of any judgment or award against Lessee or any Permitted Sublessee not covered by insurance, unless the judgment secured shall not, within sixty (60) days after the entry thereof, have been discharged, vacated, reversed or execution thereof stayed pending appeal or shall not have been discharged, vacated or reversed within sixty (60) days after the expiration of such stay or any risk of any material civil liability or any risk of criminal liability on the part of the Lessor, (vii) any other Lien with respect to which Lessee or any Permitted Sublessee shall have provided a sufficient bond, cash collateral or other security or maintains adequate reserves in the reasonable and good faith judgment of Lessor, and (viii) Liens approved in writing by Lessor. Lessee will promptly, at its own expense, take (or cause to be taken) such actions as may be necessary duly to discharge any such Lien not excepted above if the same shall arise at any time during the Term.

SECTION 7. REGISTRATION, MAINTENANCE, OPERATION AND REGISTRATION; POSSESSION AND PERMITTED SUBLEASES; INSIGNIA.

      (a)   REGISTRATION, MAINTENANCE, OPERATION AND REGISTRATION.

                        (1) REGISTRATION AND MAINTENANCE. Lessee, at its own cost and expense, shall: (A) forthwith upon the delivery thereof hereunder, cause the Aircraft to be duly registered in the name of Lessor, subject to CLAUSE (3) of this SECTION 7(a), and subject to Lessor's compliance with SECTION 21, to remain duly registered in the name of Lessor under the Transportation Code; PROVIDED that Lessor shall execute and deliver all required documents and any instruments that Lessee (or any Permitted Sublessee) may reasonably request for the purpose of effecting and continuing such registration, and shall not register the

Aircraft or permit (except to the extent that such registration cannot be effected with the FAA because of Lessor's failure to comply with the U.S. citizenship requirements for registration under the Transportation Code) the Aircraft to be registered under any laws other than the Transportation Code at any time, except as provided in CLAUSE (3) of this SECTION 7(a); (B) on a nondiscriminatory basis relative to the other aircraft which it operates, maintain, service, repair and/or overhaul (or cause to be maintained, serviced, repaired and/or overhauled) the Aircraft (i) so as to keep the Aircraft in as good an operating condition as when delivered to Lessee (ordinary wear and tear excepted) and in such condition as necessary to enable the airworthiness certification for the Aircraft to be maintained in good standing at all times under Part 121 of the Federal Aviation Regulations (or under the applicable requirements of the aviation authority of any other jurisdiction in which the Aircraft may then be registered as permitted by SECTION 7 hereof) except (a) when the Aircraft is being temporarily stored and is not operational, (b) when the Aircraft is being serviced, repaired, maintained, overhauled, tested or modified as permitted or required by the terms of this Lease or (c) when all of Lessee's Boeing 747-46NF aircraft of comparable vintage and configuration, powered by power-plants and having systems and avionics comparable to the Aircraft ("SIMILAR AIRCRAFT") have been grounded by the FAA or under the laws of any jurisdiction in which the Aircraft may then be registered as permitted by
SECTION 7 hereof, or such aviation authority has revoked or suspended the airworthiness certificates for all such aircraft, and (ii) in accordance with the maintenance program approved by the government of registry for the Aircraft and utilizing the same manner of maintenance, service, repair or overhaul used by Lessee (or any Permitted Sublessee) with respect to Similar Aircraft operated by it and without in any way discriminating against the Aircraft on the basis of its leased status or otherwise; (C) maintain or cause to be maintained all records, logs and other materials required to be maintained in respect of the Aircraft by the FAA or the aviation authority of any other jurisdiction in which the Aircraft may then be registered as permitted by this SECTION 7 hereof; and
(D) promptly furnish to Lessor any information required to enable Lessor to perform any applicable government filings required of the owner of the Aircraft by such registration jurisdiction.

                        (2) OPERATION. Lessee will not (and will not allow any other Permitted Sublessee to) maintain, use, service, repair, overhaul or operate the Aircraft in violation of any Law or certificate of any government or governmental authority (domestic or foreign) having jurisdiction over the Aircraft, or contrary to any airworthiness certificate, license or registration relating to the Aircraft issued by any such authority, except (A) immaterial or non-recurring violations with respect to which corrective measures are taken promptly by Lessee or a Permitted Sublessee, as the case may be, upon discovery thereof, and (B) to the extent Lessee (or any Permitted Sublessee) is contesting in good faith and by appropriate proceedings the validity or application of any such law, rule, regulation or order which does not involve (x) any material risk of sale, forfeiture or permanent loss of the Aircraft, the Airframe, any Engine or any Part, (y) any risk of criminal liability to the Lessor, or (z) any risk of material civil liability against the Lessor. Lessee will not (and will not allow any Permitted Sublessee to) operate the Aircraft in any area excluded from coverage by insurance provided pursuant to SECTION 11 hereof; PROVIDED, HOWEVER, that the failure of Lessee to comply with the provisions of this sentence shall not give rise to an Event of Default hereunder if indemnification from the United States Government complying with SECTION 11 (c) has been provided or where such failure is attributable to extraordinary circumstances involving an isolated occurrence or series of incidents not in the ordinary course of the regular operations of Lessee or any Permitted Sublessee such as a hijacking, medical emergency, equipment malfunction, weather condition, navigational error, or other isolated extraordinary event beyond the control of Lessee or any Permitted Sublessee and Lessee or any Permitted Sublessee is diligently and in good faith proceeding to rectify such failure.

                        (3) REREGISTRATION. Upon Lessee's compliance with all of the terms of SECTION 7 hereof, including, without limitation, this CLAUSE
(3), Lessor shall, at the request and sole expense of Lessee, cooperate with Lessee to take all actions required to change the registration of the Aircraft to the designated country. So long as no Event of Default shall have occurred and be continuing, Lessee may elect to effect a change in registration of the Aircraft, at Lessee's cost and expense, so long as the country of registry of the Aircraft is a country listed in the last paragraph of this SECTION 7(a)(3). Upon the request of Lessee and provided no Event of Default shall have occurred and be continuing, the country list in the last paragraph of this SECTION 7(a)(3) may be amended from time to time to include any other country which would provide substantially equivalent protection for the rights and remedies of owner participants, lessors or lenders in similar transactions and with which the United States of America maintains normal diplomatic relations. In order for Lessee to effect a change in the country of registry of the Aircraft, Lessee shall deliver to Lessor and/or as Lessor otherwise shall direct, the following:

                        (i) an Officer's Certificate certifying that (A) the insurance or self-insurance required by SECTION 11 of the Lease shall be in full force and effect at the time of such change in registration after giving effect to such change in registration, (B) such change will not result in the imposition of, or increase in the amount of, any Tax for which Lessee is not required to indemnify, or is not then willing to enter into a binding agreement to indemnify Lessor pursuant to this Agreement or the Tax Indemnity Agreement,
(D) the new country of registry imposes aircraft maintenance standards not materially less stringent than those imposed by the least stringent of the FAA, the aeronautical authority of Canada, Switzerland, France, Germany, Japan, The Netherlands or the United Kingdom, (E) any import or export permits necessary to take the Aircraft into such jurisdiction of reregistration and any exchange permits necessary to allow all Rent to continue to be paid are in full force and effect to the extent obtainable with commercially reasonable effort and to the extent customary to obtain, and (F) any value added tax, customs duty, tariff or other governmental charge or tax relating to the change in jurisdiction of registration of the Aircraft shall have been paid; and

                        (ii) a favorable opinion (subject to customary bankruptcy and equitable exceptions and to other exceptions customary in foreign legal opinions generally) of counsel addressed to Lessor, from counsel qualified in the laws of the relevant jurisdiction and reasonably acceptable to the addressees to the effect that: (A) the obligations of Lessee, and the rights and remedies of Lessor, under the Lease shall remain valid binding and enforceable under the laws of such jurisdiction; (B) it is not necessary, solely as a consequence of such change in registration and without giving effect to any other activity of Lessor, (or any Affiliate thereof), for Lessor to register or qualify to do business in such jurisdiction; and (C) after giving effect to such change in registration, the ownership interest of the Lessor in the Aircraft shall be recognized and all filing, recording or other action necessary to protect the same shall be undertaken. Upon receipt of the foregoing certificate and opinion, Lessor will make such change of registration.

            Lessee shall pay all costs, expenses, fees, recording and registration Taxes, including the reasonable fees and expenses of counsel to Lessor, in connection with any such change in registration.

            The list of countries in which Lessee is permitted to effect a reregistration of the Aircraft in accordance with the procedures of this SECTION 7(a)(3) is as follows:

Australia        the Netherlands
Austria          New Zealand
Bahamas          Norway
Belgium          People's Republic of China
Bermuda          Portugal
Canada           Republic of China (Taiwan)
Denmark          Singapore
Finland          South Africa
France           Spain
Greece           Sweden
Germany          Switzerland
Iceland          United Kingdom
Ireland          United States of America
Italy
Japan
Luxembourg

      (b) POSSESSION AND PERMITTED SUBLEASES. Lessee will not, without the prior written consent of Lessor, sublease or otherwise in any manner deliver, transfer or relinquish possession of the Airframe or any Engine or install or permit any Engine to be installed on any airframe other than the Airframe PROVIDED that so long as Lessee shall comply (or shall cause compliance) with the provisions of SECTION 7 and SECTION 11 hereof, Lessee may, or may permit any Permitted Sublessee to, without the prior written consent of Lessor:

            (i) subject the Airframe and the Engines or engines then installed thereon to normal interchange agreements or any Engine to pooling or similar arrangements, in each case on substantially similar terms as are customarily obtained by similarly situated U.S. Air Carriers operating Similar Aircraft and entered into by Lessee in the ordinary course of its business; PROVIDED that (A) no such agreement or arrangement requires the transfer of title to the Airframe,
(B) if Lessor's interest in any Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine and Lessee shall comply with SECTION 10(b) hereof in respect thereof, Lessor not intending hereby to waive any right or interest it may have to or in such Engine under Law until compliance by Lessee with such SECTION 10(b), (C) any interchange agreement to which the Airframe may be subject shall be with a U.S. Air Carrier or a Foreign Air Carrier and (D) the rights of any Person (other than Lessee) under an interchange agreement covering the Airframe shall be expressly subject and subordinate to all of the terms of this Lease;

            (ii) deliver possession of the Airframe or any Engine to the manufacturer thereof (or for delivery thereto) or to any organization (or for delivery thereto) for testing, service, repair, maintenance or overhaul work on the Airframe or Engine or any part of any thereof or for alterations or modifications in or additions to such Airframe or Engine to the extent required or permitted by the terms of SECTION 8(c) hereof;

            (iii) install an Engine on an airframe owned by Lessee or any Permitted Sublessee free and clear of all Liens, except: (A) Permitted Liens and those which apply only to the engines (other than Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe (but not to the airframe as an entirety),
(B) in the case of airframe interchange agreements contemplated by CLAUSE (i) above, the rights of any U.S. Air Carrier or Foreign Air Carrier under such interchange agreements; PROVIDED that Lessor's interest in such Engines shall not be divested or impaired as a result thereof; (C) in the case of pooling or similar arrangements contemplated by CLAUSE (i) above, the rights of third parties under such pooling or similar arrangements; PROVIDED that Lessor's interest in such Engine shall not be divested or impaired as a result thereof; and (D) mortgage liens or other security interests; PROVIDED that (as regards this CLAUSE (D)) the documents creating such mortgage liens or other security interests (or, if applicable, another enforceable written agreement governing such mortgage liens or other security interests) effectively provide that such Engine shall not become subject to the Lien of such mortgage or security interest, notwithstanding the installation thereof on such airframe;

            (iv) install an Engine on an airframe leased to Lessee or any Permitted Sublessee or purchased by Lessee or any Permitted Sublessee subject to a conditional sale or other security agreement; PROVIDED that (x) such airframe is free and clear of all Liens, except: (A) the rights of the parties to the lease or conditional sale or other security agreement covering such airframe, or their assignees and (B) Liens of the type permitted by CLAUSE (iii) of this PARAGRAPH (b) and (y) such lease, conditional sale or other security agreement effectively provides that such Engine shall not become subject to the Lien of such lease, conditional sale or other security agreement, notwithstanding the installation thereof on such airframe;

            (v) install an Engine on an airframe owned by Lessee, leased to Lessee or a Permitted Sublessee or purchased by Lessee or a Permitted Sublessee subject to a conditional sale or other security agreement under circumstances where neither CLAUSE (iii) nor CLAUSE (iv) of this PARAGRAPH (b) is applicable; PROVIDED that such installation shall be deemed an Event of Loss with respect to such Engine and Lessee shall comply with SECTION 10(b) hereof in respect thereof, Lessor not intending hereby to waive any right or interest it may have to or in such Engine under applicable Law until compliance by Lessee with such
SECTION 10(b);

            (vi) to the extent permitted by SECTION 8(b) hereof, subject any appliances, Parts or other equipment owned by Lessor and leased by Lessor and removed from the Airframe or any Engine to any pooling arrangement referred to in CLAUSES (i) and (iii) of this PARAGRAPH (b);

            (vii) subject the Airframe or any Engine to the Civil Reserve Air Fleet Program and transfer possession of the Airframe or any Engine to the United States Government or any instrumentality or agency thereof backed by the full faith and credit of the United States Government, so long as Lessee shall
(A) promptly notify Lessor of any transfer pursuant to the Civil Reserve Air Fleet Program in any contract year (and prompt notice of any subsequent transfer pursuant to the Civil Reserve Air Fleet Program) and provide Lessor with the name and address of the Contracting Office Representative for the Air Mobility Command of the United States Air Force to whom notice must be given pursuant to
SECTION 15 hereof and (B) promptly notify Lessor upon transferring possession of the Airframe or any Engine to the United States of America or any agency or instrumentality thereof backed by the full faith and credit of the United States Government;

            (viii) RESERVED; and

            (ix) so long as no Event of Default has occurred and is continuing, Lessee may, at any time in its sole discretion, enter into any sublease with any Permitted Sublessee; PROVIDED, HOWEVER, that no sublease entered into pursuant to this CLAUSE (ix) shall (i) be to a Person that, at the time of entering into such sublease, is subject to any bankruptcy, insolvency or reorganization proceedings, (ii) permit further sublease of the Aircraft by any Permitted Sublessee or fail to be expressly made subject and subordinate to the terms of this Lease, (iii) require Lessor to qualify to do business in any jurisdiction in which it is not otherwise required to do so, (iv) extend beyond the expiration of the Basic Term or any Renewal Term or Additional Renewal Term then in effect, unless Lessee shall have irrevocably committed to purchase the Aircraft or renew the Lease in accordance with the terms hereof at the end of the Basic Term, Renewal Term or Additional Renewal Term, as the case may be, to a date beyond the latest permissible expiration date of this Lease; PROVIDED FURTHER that in connection with a sublease to a Permitted Sublessee which is domiciled in a foreign country (1) the United States of America maintains diplomatic relations with the country of domicile of such Permitted Sublessee (and, in the case of the Republic of China (Taiwan), diplomatic relations at least as good as those in effect on the Delivery Date),
(2) Lessee shall have furnished Lessor an opinion of counsel reasonably satisfactory to Lessor, in the country of domicile of such Permitted Sublessee, that (a) the terms of such sublease are the legal, valid and binding obligations of the parties thereto, enforceable under the laws of such jurisdiction, (b) it is not necessary for Lessor to register or qualify to do business in such jurisdiction (if not already so registered or qualified) as a result, in whole or in part, of the proposed sublease, (c) Lessor's title to the Aircraft, Airframe and Engines will be recognized in such jurisdiction, (d) the Laws of such jurisdiction of domicile require fair compensation by the government of such jurisdiction, payable in currency freely convertible into Dollars, for the loss of title to the Aircraft, Airframe or Engines in the event of a requisition by such government of such title (unless Lessee shall provide insurance in the amounts required with respect to hull insurance under SECTION 11 covering the requisition of title to the Aircraft, Airframe or Engines by the government of such jurisdiction so long as the Aircraft, Airframe or Engines are subject to such sublease) and (e) the agreement of such Permitted Sublessee that its rights under the sublease are subject and subordinate to all the terms of this Lease is enforceable against such Permitted Sublessee under applicable law and (3) the terms and conditions of such sublease shall include provisions for the maintenance, operation, possession, inspection and insurance of the Aircraft that are the same in all material respects as the applicable provisions of this Lease; and PROVIDED that (A) Lessee shall pay Lessor's reasonable outside legal fees and expenses incurred in connection with any proposed sublease and shall indemnify it for any reasonable out-of-pocket additional costs and expenses to the extent incurred as a result of such sublease, (B) Lessee shall furnish to Lessor evidence reasonably satisfactory that the insurance required by SECTION 11 remains in effect and (C) all necessary documents shall have been filed, registered or recorded in such public offices in such jurisdiction as may be required to fully preserve the Lessor's title to the Aircraft, Airframe and Engines. Lessee shall provide Lessor with a copy of any sublease which has a term of more than three (3) years, PROVIDED Lessee may require Lessor to enter a suitable confidentiality agreement as to any information it reasonably may deem commercially sensitive and confidential. Lessee shall grant a security interest in, and shall assign for security purposes, to Lessor any sublease which has a duration of five (5) years or more. In addition, Lessee shall furnish to Lessor notice of any sublease within a reasonable period of time (but not more than 30 days) after the commencement of such sublease.

      (c) CERTAIN LIMITATIONS ON SUBLEASING OR OTHER RELINQUISHMENTS OF POSSESSION. The rights of any Permitted Sublessee or other transferee who receives possession by reason of a transfer permitted by SECTIONS 7(a) and (b) (other than where the transfer is of an Engine which is deemed an Event of Loss) shall be subject and subordinate to, and any Permitted Sublease or Airframe interchange arrangement permitted by SECTIONS 7(a) and (b) shall be expressly subject and subordinate to, all the terms of this Lease and Lessor's rights, subject in all respects to SECTION 4(c), to repossess and to void such Permitted Sublease or other permitted transfer upon the occurrence of an Event of Default; and Lessee shall remain primarily liable hereunder for the performance of all of the terms of this Lease. The terms of any such Permitted Sublease or permitted transfer shall not by their terms permit any Permitted Sublessee or other permitted transferee to take any action not permitted to be taken by Lessee in this Lease with respect to the Aircraft. No pooling agreements, sublease or other relinquishment of possession of the Airframe or any Engine or Wet Lease shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder (including, without limitation, SECTION 5 hereof) or constitute a waiver of Lessor's rights or remedies hereunder with respect to the Aircraft. Lessor agrees, for the benefit of Lessee (and any Permitted Sublessee) and for the benefit of any mortgagee or other holder of a security interest in any engine (other than an Engine) owned by Lessee (or any Permitted Sublessee), any lessor of any engine (other than an Engine) leased to Lessee (or any Permitted Sublessee) and any conditional vendor of any engine (other than an Engine) purchased by Lessee (or any Permitted Sublessee) subject to a conditional sale agreement or any other security agreement, that no interest shall be created hereunder in any engine so owned, leased or purchased and that Lessor or its successors or assigns will acquire or claim, as against Lessee (or any Permitted Sublessee) or any such mortgagee, lessor or conditional vendor or other holder of a security interest or any successor or assignee of any thereof, any right, title or interest in such engine as the result of such engine being installed on the Airframe.

      (d) WET LEASING, ACMI CONTRACTS OR SIMILAR ARRANGEMENTS; MERGERS; ASSIGNMENTS. Any Wet Lease, ACMI Contract or similar arrangement under which Lessee maintains operational control of the Aircraft shall not constitute a delivery, transfer or relinquishment of possession of the Aircraft for purposes of SECTION 7(b) and shall not be prohibited by the terms hereof. Neither a Wet Lease nor an ACMI Contract shall be deemed a "sublease", and the counterparty of a Wet Lease or an ACMI Contract shall not be deemed to be a "sublessee" for any purposes under this Lease. Lessor acknowledges that any consolidation or merger of Lessee or conveyance, transfer or lease of all or substantially all of Lessee's assets otherwise permitted by the Operative Documents shall not be prohibited by SECTION 7(b). In addition, Lessor acknowledges that the restrictions on assignment set forth in SECTION 13 hereof shall not prohibit the exercise by Lessee of its rights under SECTION 7(b). Any contract that is part of the United States Civil Reserve Air Fleet Program shall not be deemed to be a sublease for any purpose under this Lease.

      (e) SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT OF A PERMITTED SUBLESSEE. Notwithstanding anything to the contrary contained in SECTIONS 7(b) and 7(c), if: (A) the Lessee assigns a Permitted Sublease to Lessor as security for the performance of Lessee's obligations under this Lease; (B) the basic rent and supplemental rent payments under such Permitted Sublease are at least equal to Lessee's Basic Rent and Supplemental

Rent payments under this Lease and such Permitted Sublease is expressly made subject and subordinate to this Lease; and (C) the Lessee and the Permitted Sublessee execute and deliver a Subordination, Non-Disturbance and Attornment Agreement in substantially the form attached hereto as EXHIBIT F (the "ATTORNMENT AGREEMENT") to Lessor, then Lessor: (1) shall execute and deliver such Attornment Agreement to the Lessee and Permitted Sublessee; (2) agrees that the requirement contained in the first sentence of SECTION 7(c) shall be deemed satisfied by the Attornment Agreement; and (3) shall not disturb the Permitted Sublessee's possession of the Aircraft, Airframe or Engines during the term of the Permitted Sublease nor void the Permitted Sublease so long as no event of default has occurred under the Permitted Sublease.

      (f) INSIGNIA. On or prior to the Delivery Date, or as soon as practicable thereafter, Lessee agrees to affix and maintain (or cause to be affixed and maintained), at its expense, in the cockpit of the Airframe adjacent to the airworthiness certificate therein and on each Engine a nameplate bearing the inscription:

                            Owned By and Leased From
                      Charles River Aircraft Finance, Inc.

(such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor Lessor. Except as above provided, Lessee will not allow the name of any Person to be placed on the Airframe or on any Engine as a designation that might be interpreted as a claim of ownership; PROVIDED that nothing herein contained shall prohibit Lessee or any Permitted Sublessee from placing its customary colors and insignia on the Airframe or any Engine.

SECTION 8. REPLACEMENT AND POOLING OF PARTS; ALTERATIONS, MODIFICATIONS AND ADDITIONS.

      (a) REPLACEMENT OF PARTS. Lessee, at its cost and expense, promptly will replace or cause to be replaced all Parts, including any such Parts removed from the Airframe or any Engine which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in PARAGRAPH (b) or (c) of this SECTION 8. In addition, at its cost and expense, Lessee may, and may permit a Permitted Sublessee (or any maintenance provider for the Aircraft) to, remove (or cause to be removed) in the ordinary course of maintenance, service, repair, overhaul or testing, or as may be required or, in Lessee's reasonable opinion, advisable, in contemplation of the return of the Aircraft to Lessor in accordance with this Lease, any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; PROVIDED that Lessee will, except as otherwise provided herein, at its cost and expense, replace, or cause to be replaced, such Parts as promptly as practicable. All replacement parts (other than replacement parts temporarily installed on the Airframe or Engine as provided in

SECTION 8(b) hereof) shall be free and clear of all Liens (except Permitted Liens), and shall be in as good an operating condition, and shall have value and utility at least equal to, the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof (but without taking into consideration hours and cycles remaining until overhaul) and will not, when installed, cause the useful life of the Airframe or any Engines to be diminished. All Parts at any time removed from the Airframe or any Engine shall remain the property of Lessor, no matter where located, until such time as such Parts shall be replaced by parts which meet the requirements for replacement parts specified above. Upon any replacement part becoming incorporated or installed in or attached to the Airframe or any Engine, without further act (subject only to Permitted Liens and any arrangement permitted by SECTION 8(b) hereof), (i) such replacement part shall become the property of Lessor and shall become subject to this Lease and be deemed a Part for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine and (ii) the replaced Part shall no longer be the property of Lessor and shall no longer be deemed a Part hereunder, or under this Lease and title to such replaced Part shall vest in Lessee as provided in this Lease.

      (b) POOLING OF PARTS; TEMPORARY REPLACEMENT PARTS. Any Part removed from the Airframe or any Engine as provided in SECTION 8(a) hereof may be subjected by Lessee or any Permitted Sublessee to a normal pooling arrangement of the type permitted for Engines under SECTION 7(b)(i); PROVIDED that the part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or Engine in accordance with SECTION 8(a) hereof as promptly as practicable after the removal of such removed Part. In addition, Lessee or any Permitted Sublessee, may use temporary parts or pooled parts on the Aircraft as temporary replacements for Parts; PROVIDED that Lessee as promptly thereafter as practicable, either causes such pooled or temporary replacement part to become the property of Lessor free and clear of all Liens other than Permitted Liens or replaces such replacement part with a further replacement part owned by Lessee which meets the requirements of SECTION 8(a) hereof and which shall become the property of Lessor, free and clear of all Liens other than Permitted Liens.

      (c) ALTERATIONS, MODIFICATIONS AND ADDITIONS. Lessee will, at its cost and expense, make (or cause to be made) such alterations, modifications and additions to the Airframe and Engines as may be required during the Term to meet the applicable standards of the FAA or the applicable aviation authority of any other jurisdiction in which the Aircraft may then be registered as permitted by
SECTION 7 hereof; PROVIDED, HOWEVER, that Lessee or any Permitted Sublessee may, in good faith, contest the validity or application of any such law, rule, regulation or order by appropriate proceedings which does not adversely affect Lessor (or its interest in the Aircraft). In addition, Lessee or any Permitted Sublessee may from time to time alter the configuration of the Aircraft and may make such alterations and modifications in and additions to the Airframe or any Engine as Lessee reasonably may deem desirable in the proper conduct of its business, including removal of Parts which Lessee or any Permitted Sublessee reasonably deems to be obsolete or no longer suitable or appropriate for use on the Airframe or such Engine (such Parts, "OBSOLETE PARTS"); PROVIDED that no such alteration, modification, removal or addition impairs the condition or airworthiness of the Airframe or such Engine, or materially diminishes the value, utility or remaining useful life of the Airframe or such Engine below the value, utility or remaining useful life thereof immediately prior to such alteration, modification, removal or addition, assuming that the Airframe or such Engine is in the condition required to be maintained by the terms of the Lease, except that the value (but not the utility or remaining useful life) of the Airframe or any Engine may be reduced by the value of Obsolete Parts which shall have been removed so long as the aggregate value of all Obsolete Parts which shall have been removed and not replaced shall not exceed in the aggregate $300,000 in value at the time of removal. All parts incorporated or installed in or attached or added to the Airframe or an Engine as the result of such alteration, modification or addition (the "ADDITIONAL PART" or "ADDITIONAL PARTS") shall, without further act, automatically become the property of Lessor (provided that, Removable Parts and Parts which may be removed by any Lessee pursuant to the next sentence shall not automatically become property of Lessor). Notwithstanding the foregoing, Lessee or any Permitted Sublessee may remove (and not replace) any Additional Part, PROVIDED that such Additional Part (i) is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to the Airframe or any Engine at the time of delivery thereof under this Lease or any Part in replacement of or substitution for any such Part, (ii) is not required to be incorporated or installed in or attached or added to the Airframe or any Engine pursuant to the terms of SECTION 7(a)(1) or the first sentence of this SECTION 8(c) and (iii) can readily be removed from the Airframe or such Engine without causing any material damage to the Aircraft and without diminishing or impairing the value, utility, condition or remaining useful life which the Airframe or such Engine would have had at such time had such alteration, modification or addition not occurred (a "REMOVABLE PART"). Removable Parts may be leased from or financed by third parties other than Lessor. Upon removal of such Part, the Airframe or such Engine affected shall be returned to the condition it was prior to such change assuming the Airframe or such Engine was in the condition and repair required to be maintained by the terms hereof. Upon the removal thereof as provided above, such Additional Parts shall no longer be deemed the property of Lessor or part of the Airframe or Engine from which it was removed and title thereto shall, without further act, vest in Lessee (or such Permitted Sublessee or such third party lessor or financing party of the Removable Parts, as the case may be). Any Additional Part not removed as above provided prior to the return of the Aircraft to Lessor hereunder shall remain the property of Lessor.

SECTION 9.  VOLUNTARY TERMINATION.

      (a)   TERMINATION EVENT.

            (i) Lessee shall have the right to elect to terminate this Lease on any Rent Payment Date occurring on or after the close of the calendar year in which the sixth

(6th) anniversary of the Delivery Date occurs if Lessee shall have made the good faith determination, which shall be evidenced by a certificate of a Finance Officer of Lessee, certifying that the Aircraft is economically obsolete, including if the Aircraft is to be disposed of pursuant to a program of fleet renewal or surplus to its needs.

            (ii) Lessee shall give to Lessor at least one hundred twenty (120) days revocable advance written notice of Lessee's intention to so terminate this Lease pursuant to CLAUSE (i) above (any such notice, a "TERMINATION NOTICE") specifying the Rent Payment Date on which Lessee intends to terminate this Lease in accordance with this SECTION 9 (such specified date, a "TERMINATION DATE") and that Lessee has determined that the Aircraft is economically obsolete or surplus to its needs.

      (b) OPTIONAL SALE OF THE AIRCRAFT; LESSOR RETENTION OPTION; REVOCATION OF TERMINATION NOTICE. In the event that Lessee shall have exercised its right to terminate this Lease pursuant to SECTION 9(a)(i), during the period from the giving of the Termination Notice until the proposed Termination Date (unless Lessee shall have revoked the Termination Notice specifying such proposed Termination Date or Lessor shall have irrevocably elected to retain the Aircraft pursuant to this SECTION 9 (b)), Lessee, as non-exclusive agent for Lessor and at no expense to Lessor, shall use commercially reasonable efforts to obtain bids for the purchase of the Aircraft and, in the event it receives any bid, Lessee shall, within five (5) Business Days after receipt thereof and at least ten (10) Business Days prior to the proposed Termination Date, certify to Lessor in writing the amount and terms of such bid, and the name and address of the party or parties (who shall not be Lessee or any Affiliate of Lessee or any Permitted Sublessee or any other Person with whom Lessee or any such Affiliate or any Permitted Sublessee has an arrangement or understanding regarding the future use of the Aircraft by Lessee or any such Affiliate or any Permitted Sublessee but who may be Lessor, any Affiliate thereof or any Person contacted by Lessor) submitting such bid. Subject to the next succeeding sentence, on or before the Termination Date, subject to the release of all mortgage and security interests with respect to the Aircraft: (1) Lessee shall deliver the Aircraft, or cause the Aircraft to be delivered, to the bidder(s), if any, which shall have submitted the highest cash bid therefor at least ten (10) Business Days prior to such Termination Date, in the same manner and in the same condition and otherwise in accordance with all the terms of this Lease as if delivery were made to Lessor pursuant to SECTION 5, and shall duly transfer to Lessor title to any engines on the Airframe and not owned by Lessor all in accordance with the terms of SECTION 5, Lessor shall sell in accordance with the provisions of
SECTION 9(c) hereof, subject to prior or concurrent payment by Lessee of all amounts due under CLAUSE (3) of this sentence, all of Lessor's right, title and interest in and to the Aircraft for cash in Dollars to such bidder(s), the total sales price realized at such sale to be retained by Lessor and (3) Lessee shall simultaneously pay Lessor in funds of the type specified in SECTION 3(e) hereof, an amount equal to the sum of (A) the excess, if any, of (i) the Termination Value for the Aircraft, computed as of the Termination Date, over (ii) the sales price of the Aircraft sold by Lessor after deducting the reasonable expenses incurred by

Lessor in connection with such sale (other than any fees, commissions or expenses of any broker retained by more than one broker per transaction), (B) all unpaid Basic Rent with respect to the Aircraft due prior to (but not on) such Termination Date and (C) all Supplemental Rent due by Lessee under this Lease or the other Operative Documents and upon such payment Lessor simultaneously will transfer to Lessee, in accordance with the provisions of
SECTION 9(c), all of Lessor's right, title and interest in and to any Engines constituting part of the Aircraft which were not sold with the Aircraft. Notwithstanding the preceding sentence, Lessor may elect to retain title to the Aircraft unless Lessee shall have revoked the Termination Notice or shall have accepted a bid for the Aircraft prior to Lessee's receipt of notice of Lessor's election. If Lessor so elects, Lessor shall give to Lessee written notice of such election within thirty (30) days of its receipt of a Termination Notice. Upon receipt of notice of such an election by Lessor, Lessee shall cease its efforts to obtain bids as provided above and shall reject all bids theretofore or thereafter received. On the Termination Date, Lessee shall deliver the Airframe and Engines or engines to Lessor in accordance with SECTION 5 and shall pay (i) all Basic Rent due prior to the Termination Date, (ii) all Supplemental Rent due on or prior to the Termination Date and (iii) the amount, if any, of the Lessee 467 Loan Balance as of such Termination Date. If no sale shall have occurred on the Termination Date, Lessor may, but shall not be obligated to, elect to retain title to the Aircraft and terminate the Lease, in which case Lessee shall pay all Basic Rent due prior to the Termination Date, all Supplemental Rent and the amount, if any, of the Lessee 467 Loan Balance as of such Termination Date. At such time as all of the payments described in the preceding sentence shall have been made, this Lease shall terminate and Lessee shall deliver the Aircraft to Lessor in accordance with SECTION 5 thereof. If and only if Lessor elects to retain the Aircraft, and only after receipt by Lessor of all amounts owing by Lessee pursuant to this SECTION 9(b) and the satisfaction of all delivery obligations of Lessee, Lessor shall pay to the Lessee a cash payment of a sum equal to any Lessor 467 Loan Balance as of such Termination Value Date, subject to SECTION 3(b)(iii). If no sale shall have occurred on the Termination Date, this Lease shall continue in full force and effect as to the Aircraft, Lessee shall pay the costs and expenses incurred by Lessor, if any, in connection with the preparation for such sale other than any fees, commissions or expenses of any broker retained by Lessor. In the event of any such sale or such retention of the Aircraft by Lessor and upon compliance by Lessee with the provisions of this paragraph, the obligation of Lessee to pay Basic Rent or any other amounts hereunder shall cease to accrue and this Lease shall terminate. Lessor may solicit cash bids on its own behalf, inquire into the efforts of Lessee to obtain bids or otherwise act in connection with any such sale other than to transfer (in accordance with the foregoing provisions) to the purchaser named in the highest cash bid certified by Lessee to Lessor all of Lessor's right, title and interest in the Aircraft, against receipt of the payments provided herein. Lessee may revoke a Termination Notice delivered under
SECTION 9(a) no more than four (4) times during the Term.

      (c) TITLE TRANSFER. If Lessor shall be required to transfer title to the Aircraft, Airframe or any Engine to Lessee or any other Person pursuant to this Lease, then

(a) Lessor shall (1) cause the transfer to Lessee or such other Person, as the case may be, of all of Lessor's right, title and interest in and to the Aircraft, Airframe or such Engine, as the case may be, free and clear of all Lessor Liens, (2) assign to Lessee or such other Person, as the case may be, if and to the extent permitted, all warranties of the Manufacturer and Engine Manufacturer with respect to the Airframe, Aircraft or Engine, and (3) assign to Lessee, if and to the extent permitted, all claims, if any, for damage to the Aircraft, Airframe or such Engine, in each case free of Lessor Liens without recourse or warranty of any kind whatsoever (except as to the transfer described in CLAUSE (1) above and as to the absence of such Lessor Liens, as aforesaid), and (b) Lessor shall promptly deliver a bill of sale to Lessee or such other Person, as the case may be, evidencing such transfer on an "as-is, where-is, with all faults" basis and conveying right, title and interest no less than that transferred to Lessor by the Manufacturer, without recourse, representation or warranty (except as to the absence of Lessor Liens) and in form and substance reasonably satisfactory to Lessee or such other Person, as the case may be.

      (d) TERMINATION AS TO ENGINES; REPLACEMENT. Lessee shall have the right at its option at any time during the Term, on at least thirty (30) days prior written notice, to terminate this Lease with respect to any Engine. In such event, and prior to the date of such termination, Lessee shall replace such Engine hereunder by complying with the terms of SECTION 10(b) to the same extent as if an Event of Loss had occurred with respect to such Engine, and Lessor shall transfer such right, title and interest as it may have to the replaced Engine as provided in SECTION 5(c). No termination of this Lease with respect to any Engine as contemplated by this SECTION 9(d) shall result in any reduction of Basic Rent.

SECTION 10.  LOSS, DESTRUCTION, REQUISITION, ETC.

      (a) EVENT OF LOSS WITH RESPECT TO THE AIRCRAFT. Upon the occurrence of an Event of Loss with respect to the Airframe or the Airframe and the Engines and/or engines then installed thereon, Lessee shall forthwith (and in any event, within fifteen (15) days after such occurrence) give Lessor written notice of such Event of Loss, and, within sixty (60) days after such Event of Loss, Lessee shall give Lessor written notice of its election to perform one of the following options (it being agreed that if Lessee shall not have given such notice of election within such period, Lessee shall be deemed to have elected the option set forth in CLAUSE (l) below). Lessee may elect either to:

            (i) make the payments specified in this CLAUSE (i), in which event not later than the earliest of (x) the Business Day next succeeding the one hundred eightieth (180th) day following the occurrence of such Event of Loss,
(y) the tenth (10th) day (or, if such day is not a Business Day, the next succeeding Business Day) after receipt of insurance proceeds in respect of such Event of Loss; PROVIDED that in no event shall payment be required under this CLAUSE (i)(y) prior to the sixtieth (60th) day following the occurrence of such Event of Loss or if Lessee exercises the option to substitute provided in CLAUSE
(ii) below (except as provided in the proviso contained in said CLAUSE (ii)) or
(z) an earlier Business Day
irrevocably specified fifteen (15) days in advance by notice from Lessee to Lessor (the "LOSS PAYMENT DATE"), Lessee shall pay or cause to be paid to Lessor in funds of the type specified in SECTION 3(e) hereof, an amount equal to the Termination Value of the Aircraft corresponding to the Termination Value Date occurring on or immediately following the Loss Payment Date (the "DETERMINATION DATE") together with Basic Rent due prior to but not on the Determination Date and all other amounts that then may be due hereunder including, without limitation, all Supplemental Rent; PROVIDED that in any instance in which the applicable Loss Payment Date shall occur after the final day of the Term, the Determination Date shall be the last Termination Value Date in the Term; or

            (ii) so long as no Event of Default has occurred and is continuing, substitute an aircraft or an airframe or an airframe and one or more engines, as the case may be; PROVIDED that, if Lessee does not perform its obligation to effect such substitution in accordance with this SECTION 10(a), during the period of time provided herein, then Lessee shall pay or cause to be paid to Lessor, on the Business Day next succeeding the one hundred twentieth (120th) day following the occurrence of such Event of Loss the amount specified in CLAUSE (i) above.

            At such time as Lessor shall have received the amounts specified in CLAUSE (i) above and all other amounts due under the Operative Documents, (1) the obligation of Lessee to pay the installments of Basic Rent shall cease to accrue, (2) this Lease shall terminate, (3) Lessor will transfer or cause to be transferred, at the sole cost and expense of Lessee, to or at the direction of Lessee, in accordance with the provisions of SECTION 9(c) hereof, all of Lessor's right, title and interest in and to the Airframe and any Engines subject to such Event of Loss, as well as any Engines not subject to such Event of Loss, and furnish to or at the direction of Lessee a bill of sale to transfer "as is, where is, with all faults" all of Lessor's right, title and interest therein without recourse, representation or warranty (except as to the absence of Lessor Liens), evidencing such transfer and (4) Lessee will be subrogated to all claims of Lessor, if any, against third parties, for damage to or loss of the Airframe and any Engines which were subject to such Event of Loss to the extent of the then insured value of the Aircraft.

            In the event Lessee shall elect to substitute an aircraft (or an airframe or an airframe and one or more engines, as the case may be) pursuant to CLAUSE (ii) above (I) Lessee shall, at its sole expense, not later than the Business Day next succeeding the one hundred twentieth (120th) day following the occurrence of such Event of Loss, (A) convey or cause to be conveyed to Lessor, and to be leased by Lessee hereunder, an aircraft (or an airframe or an airframe and one or more engines which, together with the Engines constituting a part of the Aircraft but not installed thereon at the time of such Event of Loss constitute the Aircraft) free and clear of all Liens (other than Permitted Liens) that is the same model as the Airframe to be replaced, or an improved model and having a value, utility and remaining useful life (as evidenced by an appraisal, in form and substance reasonably satisfactory to Lessor, prepared by a qualified independent aircraft appraiser selected by Lessee and reasonably satisfactory to Lessor at Lessee's expense) at least equal to the Aircraft subject to such Event of Loss assuming that the Aircraft had been maintained in accordance with this Lease and (B) prior to or at the time of any such substitution, Lessee, at its own expense, will (1) furnish Lessor with a bill of sale, in form and substance reasonably satisfactory to Lessor, and a favorable legal opinion of applicable aviation law counsel as to the title of Lessor to the Airframe, such Aircraft (or Airframe and/or one or more Engines), (2) cause a Lease Supplement to be duly executed by Lessee above to be filed for recording pursuant to the Transportation Code, or the applicable laws, rules and regulations of any other jurisdiction in which the Airframe may then be registered as permitted by SECTION 7 hereof, (3) cause a financing statement or statements with respect to such substituted property to be filed in such place or places as are reasonably deemed necessary by Lessor to perfect its interest therein and herein, and (4) furnish Lessor with such evidence of compliance with the insurance provisions of SECTION 11 with respect to such substituted property as Lessor may reasonably request, and (5) furnish Lessor with an opinion of counsel from counsel chosen by Lessee and reasonably acceptable to Lessor, which is in form and substance satisfactory to Lessor to the effect that Lessor will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the substitute aircraft; PROVIDED that such opinion need not be delivered if immediately prior to such replacement the benefits of Section 1110 of the Bankruptcy Code were not, solely by reason of a change in law or court interpretation thereof, available to Lessor and (II) Lessor will simultaneously transfer to Lessee, in accordance with the provisions of SECTION 9(c) hereof, all of Lessor's right, title and interest, if any, in and to the Aircraft or the Airframe and one or more Engines, as the case may be, with respect to which such Event of Loss occurred, (B) Lessee to be subrogated to all claims of Lessor, if any, against third parties for damage to or loss of the Airframe and any Engine which were subject to such Event of Loss to the extent of the then insured value of the Aircraft. For all purposes hereof and of the other Operative Documents, the property so substituted shall after such transfer be deemed part of the property leased hereunder and shall be deemed an "Aircraft", "Airframe" and "Engine", as the case may be, as defined in ANNEX A. No Event of Loss with respect to the Airframe or the Airframe and the Engines or engines then installed thereon for which substitution has been elected pursuant to this
SECTION 10(a)(ii) hereof shall result in any suspension or reduction in Basic Rent.

      (b) EVENT OF LOSS WITH RESPECT TO AN ENGINE. Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe, (I) Lessee shall forthwith (and in any event, within fifteen days after such occurrence) give Lessor written notice thereof and shall, within ninety (90) days after the occurrence of such Event of Loss, convey or cause to be conveyed to Lessor, as replacement for the Engine with respect to which such Event of Loss occurred, title to an Acceptable Alternate Engine. Prior to or at the time of any such conveyance, Lessee, at its own expense, will (i) furnish Lessor with a bill of sale and a representation as to title by Lessee, in form and substance reasonably satisfactory to Lessor, with respect to such

Acceptable Alternate Engine, (ii) cause a Lease Supplement duly executed by Lessee (subject to Lessor's execution thereof) to be filed for recording pursuant to the Transportation Code, or the applicable laws, rules and regulations of any other jurisdiction in which the Airframe may then be registered as permitted by SECTION 7 hereof and (iii) furnish Lessor with such evidence of compliance with the insurance provisions of SECTION 11 hereof with respect to such replacement engine as Lessor may reasonably request and (II) Lessor will transfer to or at the direction of Lessee in accordance with the provisions of SECTION 9(c) hereof all of Lessor's right, title and interest, if any, in and to (A) the Engine with respect to which such Event of Loss occurred and (B) all claims, if any, against third parties, for damage to or loss of the Engine subject to such Event of Loss, and such Engine shall thereupon cease to be the Engine leased under the Lease. For all purposes hereof and of the other Operative Documents, each such replacement engine shall, after such conveyance, be deemed part of the property leased hereunder, and shall be deemed an "Engine". No Event of Loss with respect to an Engine under the circumstances contemplated by the terms of this SECTION 10(b) shall result in any suspension or reduction in Basic Rent.

      (c) APPLICATION OF PAYMENTS FROM GOVERNMENTAL AUTHORITIES FOR REQUISITION OF TITLE, ETC. Any payments (other than insurance proceeds the application of which is provided for in SECTION 11) received at any time by Lessor or by Lessee from any governmental authority or other Person with respect to an Event of Loss will be applied as follows:

            (i) if payments are received with respect to the Airframe (or the Airframe and any Engine or engines then installed thereon), (A) unless the same are replaced pursuant to the last paragraph of SECTION 10(a), so much of such payments remaining as shall not exceed the Termination Value required to be paid by Lessee to Lessor pursuant to SECTION 10(a), shall be applied in reduction of Lessee's obligation to pay the Termination Value as specified in SECTION 10(a)(i), if not already paid by Lessee, or, if already paid by Lessee to Lessor, shall be applied to reimburse Lessee for its payment of the Termination Value as specified in SECTION 10(a)(i), and following the foregoing application, the balance, if any, of such payments will be divided between Lessor and Lessee to compensate Lessor for its loss of its Lessor's residual interest in the Aircraft, and to compensate Lessee for its loss of its leasehold interest in the Aircraft; or (B) if such property is replaced pursuant to the last paragraph of
SECTION 10(a), such payments shall be retained by Lessor or paid as Lessor shall otherwise direct, and upon completion of such replacement procedure turned over to Lessee to pay for the replacement; and

            (ii) if such payments are received with respect to an Engine under circumstances contemplated by SECTION 10(b) hereof, so much of such payments for reasonable costs and expenses shall be paid over to, or retained by, Lessee.

      (d) REQUISITION FOR USE OF THE AIRCRAFT BY THE UNITED GOVERNMENT OR THE GOVERNMENT OF REGISTRY OF THE AIRCRAFT. In the event of the requisition for use of the Airframe and the Engines or engines installed on the Airframe during the Term by the or United states Government or any other government of registry of the Aircraft or any instrumentality or agency of any thereof which does not constitute an Event of Loss, Lessee shall promptly notify Lessor of such requisition, and all of Lessee's obligations under this Lease with respect to the Aircraft shall continue to the same extent as if such requisition had not occurred (except to the extent that any failure or delay in repairing or maintaining the Aircraft shall have been caused directly by such requisition). If, in the event of any such requisition, Lessee shall fail to return the Aircraft on or before the one hundred eightieth (180th) day beyond the end of the Term, such failure shall constitute an Event of Loss which shall be deemed to have occurred on the last day of the Term and in such event Lessee shall make the payment contemplated by
SECTION 10(a)(i) in respect of such Event of Loss; PROVIDED, HOWEVER, that Lessor may notify Lessee in writing on or before the thirtieth (30th) day prior to the last day of the Term that, in the event Lessee shall fail by reason of such requisition to return the Airframe and Engines or engines on or before the end of the Term, such failure shall not be deemed an Event of Loss. Upon the giving of such notice by Lessor and such failure to return by the end of the Term, Lessee shall be relieved of all of its obligations pursuant to the provisions of SECTION 5 (including the provisions of ANNEX B hereto), but not under any other Section, except that if any engine not owned by Lessor shall then be installed on the Airframe, Lessee will, at no cost to Lessor, furnish or cause to be furnished to Lessor a full warranty (as to title) bill of sale with respect to each such engine in form and substance reasonably satisfactory to Lessor (together with an opinion of counsel, which counsel and such opinion shall be reasonably satisfactory in form and substance to Lessor) (it being agreed that Lessee's General Counsel is acceptable to Lessor) to the effect that such full warranty bill of sale has been duly authorized and delivered and is enforceable in accordance with its terms and that such engines are free and clear of liens other than Lessor Liens), against receipt from Lessor of a bill of sale evidencing the transfer, by Lessor to Lessee or its designee of all of Lessor's right, title and interest in and to any Engine constituting part of the Aircraft, but not then installed on the Airframe in accordance with the provisions of SECTION 9(c). All payments received by Lessor or Lessee from such government for the use of such Airframe and Engines or engines during the Term shall be paid over to, or retained by, Lessee; and all payments received by Lessor or Lessee from such government for the use of such Airframe and Engines or engines after the end of the Term shall be paid over to, or retained by, Lessor unless Lessee shall have exercised its purchase option hereunder and paid in full the purchase price for the Aircraft in connection therewith on or before the date required herein, or Lessor has notified Lessee that failure to return the Airframe and Engines is not considered an Event of Loss in which case such payments shall be made to Lessee.

      (e) REQUISITION FOR USE OF AN ENGINE BY THE UNITED STATES GOVERNMENT OR THE GOVERNMENT OF REGISTRY OF THE AIRCRAFT. In the event of the requisition for use of an Engine by the United States Government or any other government of registry of the Aircraft or any agency or instrumentality of any thereof (other than in the circumstances contemplated by PARAGRAPH (d)), Lessee shall replace such Engine hereunder by complying with the terms of

SECTION 10(b) to the same extent as if an Event of Loss had occurred with respect thereto, and, upon compliance with SECTION 10(b) hereof, any payments received by Lessor or Lessee from such government with respect to such requisition shall be paid over to, or retained by, Lessee.

      (f) APPLICATION OF PAYMENTS DURING EXISTENCE OF EVENT OF DEFAULT. Any amount referred to in this SECTION 10 which is payable to or retainable by Lessee shall not be paid to or retained by Lessee if at the time of such payment or retention default under SECTION 14(a), (b), (e) or (f) or an Event of Default has occurred and is continuing, but shall be held by or paid over to Lessor as security for the obligations of Lessee under this Lease and, applied against Lessee's obligations hereunder as and when due. At such time as there shall not be continuing any such default under SECTION 14(a), (b), (e) or (f) or an Event of Default, such amount shall be paid to Lessee to the extent not previously applied in accordance with the preceding sentence.

SECTION 11. INSURANCE.

      (a) LESSEE'S OBLIGATION TO INSURE. Lessee shall comply with, or cause to be complied with, each of the provisions of ANNEX B, which provisions are hereby incorporated by this reference as if set forth in full herein.

      (b) INSURANCE FOR OWN ACCOUNT. Nothing in this SECTION 11 shall limit or prohibit (i) Lessee (or any Permitted Sublessee) from maintaining the policies of insurance required under ANNEX B with higher limits than those specified in ANNEX B (and any proceeds greater than those specified in ANNEX B shall be payable to Lessee, as provided in the policy relating thereto), or (ii) Lessor from obtaining insurance for its own account (and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto); provided, however, that no insurance may be obtained or maintained that would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by Lessee pursuant to this SECTION 11 and ANNEX B.

      (c) INDEMNIFICATION BY GOVERNMENT IN LIEU OF INSURANCE. Lessor agrees to accept, in lieu of insurance against any risk with respect to the Aircraft described in ANNEX B, indemnification from, or insurance provided by, the U.S. Government, or upon the written consent of Lessor, other Government Entity, against such risk in an amount that, when added to the amount of insurance (including permitted self-insurance), if any, against such risk that Lessee (or any Permitted Sublessee) may continue to maintain, in accordance with this
SECTION 11 shall be at least equal to the amount and terms of insurance against such risk otherwise required by this SECTION 11.

      (d) APPLICATION OF INSURANCE PROCEEDS. As between Lessor and Lessee, all insurance proceeds received as a result of the occurrence of an Event of Loss with respect to the Aircraft or any Engine under policies required to be maintained (or caused to be maintained) by Lessee pursuant to this SECTION 11 will be applied in accordance with SECTION

B(1)(d) of ANNEX B. All proceeds of insurance required to be maintained (or caused to be maintained) by Lessee, in accordance with this SECTION 11 and SECTION B of ANNEX B, in respect of any property damage or loss not constituting an Event of Loss with respect to the Aircraft, Airframe or any Engine will be applied in accordance with SECTION B(1)(c) of ANNEX B.

SECTION 12. INSPECTION. At all reasonable times and upon at least fifteen (15) days prior written notice to Lessee, Lessor, or its authorized representative(s), may inspect the Aircraft and inspect and make copies of the books and records of Lessee (and any Permitted Sublessee) required to be maintained by the FAA or the regulatory agency or body of another jurisdiction in which the Aircraft is then registered and pursuant to which it is maintained relating to the maintenance of the Aircraft (at Lessor's risk and expense, unless an Event of Default has occurred and is continuing, in which case Lessee shall be responsible for the reasonable out-of-pocket cost of such inspection by any Lessor's representative(s), and shall keep any information or copies obtained thereby confidential and shall not disclose the same to any Person, except (A) to Lessor and to prospective and permitted transferees of Lessor's interest, who agree to hold such information confidential or are otherwise under a legally enforceable duty of confidentiality (and such prospective and permitted transferee's counsel, independent insurance advisors or other agents),
(B) to the Lessor's counsel, independent insurance advisors or other agents who agree to hold such information confidential or are otherwise under a legally enforceable duty of confidentiality, or (C) to banking and other regulatory or governmental supervisory personnel as may be required by any statute, court or administrative order or decree or governmental ruling or regulation; PROVIDED, HOWEVER, that any and all disclosures permitted by CLAUSE (C) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons for whom such disclosures are hereby permitted. Any such inspection of the Aircraft shall be subject to safety and security rules of Lessee (and any Permitted Sublessee) applicable to the location of the Aircraft and, shall be limited to a visual, walk-around inspection and shall not include the opening any panels, bays or other components of the Aircraft (although those otherwise open may be inspected) without the express consent of Lessee, which consent Lessee may in its sole discretion withhold; PROVIDED that unless an Event of Default has occurred and is continuing, no exercise of such inspection right shall interfere with Lessee's or any Permitted Sublessee's maintenance and operation of the Aircraft, the Airframe and the Engines. Upon receipt by Lessee of a written request from Lessor specifying that Lessor desires to have authorized representative(s) observe the next scheduled heavy maintenance visit to be performed on the Aircraft during the Term, Lessee shall cooperate with Lessor to enable any such Lessor's representative(s) to observe such scheduled maintenance to be performed on the Aircraft during the Term; PROVIDED that any such Lessor's authorized representative(s) shall merely observe such scheduled heavy maintenance visit, shall not interfere with or extend in any manner the normal conduct or duration of the scheduled heavy maintenance visit, and shall not be entitled to direct any of the work performed in connection with such scheduled heavy maintenance visit. Upon Lessor's request made not more than two
(2) times in a
calendar year, Lessee will make available to Lessor, information as to the status of the cycles and hours of operation of the Airframe and Engines and the status of the life-limited components of the Engines. Lessor shall not have any duty to make any such inspection nor shall either of them incur any liability or obligation by reason of not making such inspection. Except during the final six
(6) months of the Term or during the continuance of an Event of Default under this Lease, all inspections by Lessor and its authorized representative(s) provided for under this SECTION 12 shall be limited to one (1) inspection of any kind contemplated by this SECTION 12 during any calendar year and no exercise of such inspection right shall interfere with Lessee's or any Permitted Sublessee's maintenance and operation of the Aircraft. During the last three (3) months of the Term (unless Lessee shall have elected to purchase the Aircraft or renew this Lease in accordance with the terms of this Lease), with reasonable notice, Lessee will cooperate and cause any Permitted Sublessee to cooperate, at Lessor's sole cost (unless an Event of Default shall have occurred and be continuing, in which case Lessee shall be responsible for such costs), in all reasonable respects with the efforts of Lessor to sell or lease the Aircraft including, without limitation, permitting prospective purchasers or lessees to inspect the Aircraft, any maintenance records relating to the Aircraft then required to be retained by the FAA or by the comparable agency or administration of the government of registry and which establishes the maintenance standards of the Aircraft, all in accordance with the provisions set forth above; PROVIDED that any such cooperation shall not unreasonably interfere with the normal operation or maintenance of the Aircraft by Lessee.

SECTION 13. ASSIGNMENT. (a) Except as provided in SECTION 7 hereof Lessee will not, without the prior written consent of Lessor, assign in whole or in part any of its rights or obligations hereunder. Lessor agrees that it will not assign or convey its right, title and interest in and to this Lease or the Aircraft except as provided herein. Subject to the foregoing, the terms and provisions of this Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and permitted assigns.

      (b) During the Term, Lessor shall not Transfer any or all of its right, title or interest in the Aircraft and this Lease unless such Transfer is a Transfer of the entire interest held by Lessor, and:

            (i) The Transferee shall have full power, authority and legal right to execute and deliver and to perform the obligations of Lessor, under the Operative Documents. Lessor shall provide or cause to be provided reasonably satisfactory evidence of such power and authority to Lessee;

            (ii) The Transferee shall enter into an assignment and assumption agreement in form and substance reasonably satisfactory to Lessee;

            (iii) Lessee shall not be obligated to pay any greater amount or incur any greater obligation than that which it would have been obliged to pay or incur under this Lease or the other Operative Agreements if no transfer or assignment had taken place, and the terms and conditions of this Lease and the other Operative Agreements insofar as they relate to the rights and obligations of Lessee shall not be altered;

            (iv) Lessor shall deliver or cause to be delivered to Lessee, an opinion of counsel (in form and substance reasonably satisfactory to Lessee) to the effect that such agreement or agreements referred to in PARAGRAPHS (b)(ii) and, if applicable, (b)(vi) hereof are legal, binding and enforceable in accordance with its or their terms and that such transfer will not violate the Act, the registration provisions of the Securities Act of 1933, as amended, or any other applicable Federal law;

            (v) The Transferee is a Citizen of the United States (it being understood that the existence of any such requirement is to be determined without giving consideration to Section 47.9 of the FAA Regulations or any other provision that may restrict Lessee's use or operation of the Aircraft), or shall use a voting powers trust or similar arrangement in order to hold an interest in the Aircraft or this Lease such that the Aircraft can be registered in the United States (without giving consideration to Section 47.9 of the FAA Regulations); and

            (vi) The Transferee shall be a single entity that is not, other than with Lessee's consent, a commercial air carrier, a commercial aircraft operator, a freight forwarder or an Affiliate of any of the foregoing and shall be either (A) a Qualifying Institution or (B) any other entity the obligations of which are guaranteed by a Qualifying Institution in any case, pursuant to a written guaranty, in form and substance reasonably satisfactory to Lessee.

      (c) Lessor shall give written notice to Lessee at least ten (10) days prior to any such Transfer, specifying the name and address of the proposed Transferee, and providing financial statements of the proposed Transferee evidencing satisfaction of the requirements described in PARAGRAPH (b)(vi)(A) or
(B) above.

      (d) Any fees, charges and expenses, including the reasonable legal fees, charges and expenses incurred by Lessee, in connection with any Transfer by Lessor, permitted by this SECTION 13 will be paid for by Lessor.

SECTION 14. EVENTS OF DEFAULT. Each of the following events shall constitute an Event of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and each such Event of Default shall continue so long as, but only as long as, it shall not have been remedied:

      (a)   Lessee shall not have made a payment of (i) Basic Rent within five
(5) Business Days after the same shall have become due or (ii) Termination Value, the EBO

Amount or Burdensome Buyout Price within ten (10) Business Days from the due date; or

      (b) Lessee shall have failed to make a payment of Supplemental Rent (other than Termination Value, the EBO Amount or Burdensome Buyout Price) after the same shall have become due and such failure shall continue for thirty (30) days after receipt by both Lessor and Lessee of written demand therefor by the party entitled thereto (provided that any failure to pay any amount owed by Lessee under the Tax Indemnity Agreement shall not constitute an Event of Default unless notice is given by the Lessor to Lessee that such failure shall constitute an Event of Default); or

      (c) Lessee shall have failed to perform or observe (or caused to be performed and observed) in any material respect any covenant or agreement (except the covenants set forth in the Tax Indemnity Agreement) to be performed or observed by it under any Operative Document and such failure shall continue unremedied for a period of forty-five (45) days after receipt by Lessee of written notice thereof from Lessor; PROVIDED, HOWEVER, that if Lessee shall have undertaken to cure any such failure and, notwithstanding the diligence of Lessee in attempting to cure such failure, such failure is not cured within said forty-five (45) day period but is curable with future due diligence, there shall exist no Event of Default under this SECTION 14 so long as Lessee is proceeding with due diligence to cure such failure and such failure is remedied not later than one year (sixty (60) days with respect to any failure to comply with the requirements of SECTION 5 or SECTION 13 hereof) after receipt by Lessee of such written notice; or

      (d) any representation or warranty made by Lessee herein or any document or certificate furnished by Lessee in connection herewith or pursuant hereto or thereto (except the representations and warranties set forth in the Tax Indemnity Agreement and such documents or certificates as are furnished to the Lessor solely in connection with matters dealt with in the Tax Indemnity Agreement or any document or instrument furnished pursuant thereof) shall prove to have been incorrect in any material respect at the time made, and such incorrectness shall not have been cured within thirty (30) days after the receipt by Lessee, as the case may be, of a written notice from Lessor advising Lessee of the existence of such incorrectness; or

      (e) the commencement of an involuntary case or other proceeding in respect of Lessee in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States of America or seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of either Lessee or for all or any substantial part of its property, or seeking the winding-up or liquidation of its affairs and the continuation of any such case or other proceeding undismissed and unstayed for a period of ninety (90) consecutive days or an order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent of Lessee a receiver, trustee or liquidator of Lessee, or of any substantial part of its property, or sequestering any substantial part of the property of Lessee and any such order, judgment or decree or appointment or sequestration shall be final or shall remain in force undismissed, unstayed or unvacated for a period of ninety (90) days after the date of entry thereof; or

      (f) the commencement by Lessee of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States of America, or the consent by Lessee to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Lessee or for any substantial part of its property, or the making by Lessee of any assignment for the benefit of creditors, or Lessee shall take any corporate action to authorize any of the foregoing; or

      (g) Lessee shall fail to carry and maintain, or cause to be carried and maintained, insurance (or governmental indemnity in lieu thereof) on and in respect of the Aircraft, Airframe and Engines in accordance with the provisions of SECTION 11 hereof, PROVIDED that no such lapse or cancellation shall constitute an Event of Default until the earlier of (i) thirty (30) days (or if thirty (30) days is unavailable pursuant to SECTION D of ANNEX B, such shorter period as is available) after receipt by Lessor of written notice of such lapse or cancellation or (ii) the date that such lapse or cancellation is effective as to Lessor; PROVIDED that, with respect to the lapse or cancellation of War Risk Insurance, no such lapse or cancellation shall constitute an Event of Default until the earlier of (x) fourteen (14) days from any such lapse or cancellation of the War Risk Insurance; and (y) the commencement of the first flight of the Aircraft after such lapse or cancellation of War Risk Insurance; PROVIDED, FURTHER, that no such lapse or cancellation shall constitute an Event of Default so long as the Aircraft remains on the ground in one of the countries in which Lessee is permitted to effect a re-registration as provided in SECTION 7(a)(3) and is not in commercial operation (or is in transit to one of such countries). Notwithstanding anything in this SECTION 14(g) to the contrary, nothing in this
SECTION 14(g) shall permit or allow Lessee to operate the Aircraft after the lapse or cancellation of the War Risk Insurance, provided however, Lessee may operate the Aircraft pursuant to the terms of this Lease after such War Risk Insurance has been reinstated; or

      (h) Lessee shall have failed to satisfy the return requirement provisions of SECTION 5(a) hereof, and such failure shall continue unremedied for a period of sixty (60) days from the last day of the Basic Term or any Renewal Term that is then in effect, PROVIDED that if the Aircraft has been requisitioned by the United States Government or the government of registry of the Aircraft as provided in SECTION 10(d) hereof, the Lessee's failure to comply with its obligations under SECTION 5 hereof due to the Lessee's inability to deliver the Aircraft shall not constitute an Event of Default hereunder unless such failure shall continue unremedied beyond the earlier of (A) the one hundred eightieth (180th) day from the last day of the Basic Term or any Renewal Term that is then in effect, or (B) the day the requisition of the Aircraft by the United States Government or the government of registry of the Aircraft has been terminated (but not earlier than the sixty (60) day period specified above in this CLAUSE (h)).

SECTION 15. REMEDIES. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, declare by written notice to Lessee this Lease to be in default (PROVIDED that upon the occurrence of an Event of Default under SECTION 14(e) or (f) of this Lease, this Lease automatically shall be in default without the necessity of a declaration) and at anytime thereafter, so long as any such outstanding Events of Default shall not have been remedied, Lessor may do one or more of the following with respect to all or any part of the Aircraft, the Airframe and any or all of the Engines as Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, applicable law then in effect; PROVIDED, HOWEVER, that during any period the Aircraft is subject to, and activated under, the Civil Reserve Air Fleet Program in accordance with the provisions of SECTION 7(b) hereof and in the possession of the United States Government or an agency or instrumentality of the United States of America, Lessor shall not, on account of any Event of Default, be entitled to do any of the following in such manner as to limit Lessee's control under this Lease (or any Permitted Sublessee's control under any Permitted Sublease) of any Airframe or any Engines installed thereon, unless at least sixty (60) days (or such lesser period as may then be applicable under the Air Mobility Command program of the United States Government) prior written notice of default hereunder shall have been given by Lessor by registered or certified mail to Lessee (and any Permitted Sublessee) with a copy addressed to the Contracting Office Representative for the Air Mobility Command of the United States of America Air Force under any contract with Lessee (or any Permitted Sublessee) relating to the Aircraft.

      (a) upon the written demand of Lessor and at Lessee's expense, cause Lessee to return promptly, and Lessee shall return promptly, all or any part of the Aircraft, the Airframe or any Engine, as Lessor may so demand, to Lessor or its order in the manner and condition required by, and otherwise in accordance with all the provisions of SECTION 5 hereof as if such Aircraft, Airframe or Engine were being returned at the end of the Term, or Lessor, at its option, may enter upon the premises where all or any part of the Aircraft, Airframe or any Engine is located and take immediate possession of and remove the same by summary proceedings or otherwise (and/or, at Lessor's option, store the same at Lessee's premises until disposal thereof by Lessor), all without liability accruing to Lessor for or by reason of such entry or taking of possession or removing whether for the restoration of damage to property caused by such action or otherwise;

      (b) with or without taking possession thereof, sell all or any part of the Aircraft, Airframe and/or any Engine at public or private sale, as Lessor may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle the Aircraft as Lessor, in its sole discretion, may determine, all free and clear of any rights of Lessee, except as hereinafter expressly set forth in this SECTION 15;

      (c) whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under PARAGRAPH (a) or PARAGRAPH (b) above with respect to all or any part of the Aircraft, Airframe and/or any Engine, Lessor, by written notice to Lessee specifying a payment date which shall be the Termination Value Date not earlier than ten (10) days from the date of such notice, may demand that Lessee pay to Lessor, and Lessee shall pay Lessor, on the payment date so specified (including, without limitation, any adjustments payable pursuant to SECTION 3 hereof), as liquidated damages for loss of a bargain and not as a penalty (in lieu of the installments of Basic Rent for the Aircraft due on Rent Payment Dates occurring on or after the Termination Value Date specified as the payment date in such notice), any unpaid Basic Rent or Renewal Rent due on Rent Payment Dates prior to (but not on) the payment date so specified plus whichever of the following amounts Lessor, in its sole discretion, shall specify in such notice (together with interest, if any, on such amount at the Past Due Rate from such Termination Value Date until the date of actual payment of such amount): (i) an amount equal to (A) the excess, if any, of the present value, computed as of the Termination Value Date specified in such notice, discounted to such Termination Value Date at a rate per annum equal to 8.6%, of all unpaid Basic Rent (if the Basic Term has not concluded) or, if a Renewal Term has commenced, of all unpaid Basic Rent during the remaining portion of such Renewal Term, over the aggregate fair market rental value (computed as hereafter in this SECTION 15 provided) of such Aircraft for the remainder of the Basic Term (if the Basic Term has not concluded) or, if a Renewal Term has commenced, of the aggregate fair market rental value of such Aircraft during the remaining portion of such Renewal Term, after discounting such aggregate fair market rental value to present value as of the Termination Value Date specified in such notice at an annual rate equal to 8.6% plus (B) the amount, if any, of the Lessee 467 Loan Balance as of the Termination Value Date, PROVIDED THAT, only if Lessor elects the remedy provided for in this CLAUSE (i) and only after receipt by Lessor of all amounts due and owing from the Lessee pursuant to this SECTION 15(c)(i) and all other amounts payable (including all other damages payable hereunder) under this Lease or any other Operative Documents, Lessor shall pay to the Lessee a cash payment of a sum equal to the amount, if any, of the Lessor 467 Loan Balance as of such Termination Value Date, subject to SECTION 3(b)(iii); or (ii) an amount equal to the excess, if any, of the Termination Value for such Aircraft, computed as of the Termination Value Date in such notice over the fair market sales value of such Aircraft (computed as provided below in this Section) as of the Termination Value Date in such notice;

      (d) in the event Lessor, pursuant to PARAGRAPH (b) above, shall have sold the Aircraft, Lessor, in lieu of exercising its rights under PARAGRAPH (c) above with respect to such Aircraft, may, if it shall so elect, demand that Lessee pay Lessor, and Lessee shall pay to Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the installments of Basic Rent for the Aircraft due on or after such date), any unpaid Basic Rent or Renewal Rent with respect to the Aircraft due with respect to the period prior to (but not on) such date (including, without limitation, any adjustments payable pursuant to SECTION 3 hereof) plus the amount of any deficiency between the net proceeds of such sale (after deduction of all costs of sale) and the Termination Value of such Aircraft, computed as of the Termination Value Date on or immediately following the date of such sale together with interest, if any, on any overdue Rent and the amount of such deficiency, at the annual rate equal to the Past Due Rate, from the date of such sale to the date of actual payment of such amount; and/or

      (e) Lessor may cancel, terminate or rescind this Lease, and/or may exercise any other right or remedy which may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for breach hereof.

      For the purposes of paragraph (c) above, the "FAIR MARKET RENTAL VALUE" or the "FAIR MARKET SALES VALUE" of the Aircraft shall be the rental value or sales value, as the case may be, which would be obtained in an arm's-length transaction between an informed and willing lessee or purchaser, as the case may be, under no compulsion to lease or purchase, as the case may be, and an informed and willing lessor or seller in possession under no compulsion to lease, sell, as the case may be, in each case based upon the actual condition and location and, if located outside of the United States of America, the ability to take possession of the Aircraft, which value shall be determined by mutual agreement or, in the absence of mutual written agreement, pursuant to an appraisal prepared and delivered by a nationally recognized firm of independent aircraft appraisers nominated by Lessor, and Lessor shall immediately notify Lessee of such nomination.

      In addition, Lessee shall be liable, except as otherwise provided above and without duplication of amounts payable hereunder, for any and all unpaid Rent due hereunder before or during the exercise of any of the foregoing remedies (other than Basic Rent due on or after the payment referenced in PARAGRAPH (c) or (d) above has been made in full) and for all reasonable legal fees and other costs and expenses (including fees of the appraisers herein above referred to) incurred by Lessor in connection with the enforcement of any of its rights and remedies hereunder including, without limitation, return of all or part of the Aircraft, Airframe or any Engine in accordance with the terms of
SECTION 5 hereof or in placing such Aircraft, Airframe or Engine in the condition and airworthiness required by such Section.

      Lessor or in the case of a public sale, Lessee at any sale of the Aircraft or any part thereof pursuant to this SECTION 15, may bid for and purchase such property. Lessor agrees to give Lessee at least ten (10) days prior written notice of the date fixed for any public sale of the Aircraft, Airframe or Engine(s) or of the date on or after which will occur the execution of any contract providing for any private sale provided Lessor has received prior notice thereof. Except as otherwise expressly provided above, no remedy referred to in this SECTION 15 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.

SECTION 16. LESSEE'S COOPERATION CONCERNING CERTAIN MATTERS.

      (a) Forthwith upon the execution and delivery of each Lease Supplement from time to time required by the terms hereof and upon the execution and delivery of any amendment to this Lease, Lessee will cause such Lease Supplement (and, in the case of the initial Lease Supplement, this Lease as well) or amendment or assignment of this Lease to be duly filed and recorded, and maintained of record, in accordance with the applicable laws of the government of registry of the Aircraft. In addition, Lessee will promptly and duly execute and deliver to Lessor such further agreements, certificates and documents and take such further action as Lessor may from time to time request in order more effectively to carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor hereunder, subjecting to this Lease, any airframe or engine substituted for the Airframe or any Engine pursuant to the terms thereof and the recording or filing of counterparts thereof, in accordance with the laws of such jurisdictions as Lessor may from time to time deem advisable. Lessee agrees to furnish to Lessor promptly after execution and delivery of any supplement and amendment hereto, an opinion of counsel (which may be Lessee's General Counsel, Deputy General Counsel, Associate General Counsel or Assistant General Counsel) satisfactory in form and substance to Lessor as to the due recording or filing of such supplement or amendment.

      (b) AID IN LEASE OR SALE. The Lessee agrees that during the last six (6) months of the Term (and during the storage period pursuant to SECTION 5(c) hereof) it will cooperate in all reasonable respects with the efforts of the Lessor to lease the Aircraft or sell all of its rights and interests therein, including allowing potential lessees or purchasers to inspect the Aircraft and the records relating thereto; PROVIDED that any such cooperation shall not materially interfere with the use of the Aircraft or cause Lessee to incur out-of-pocket expenses for which it is not reimbursed.

SECTION 17. NOTICES. All notices required under the terms and provisions hereof shall be by telecopier or other telecommunication means (with such telecopy or other telecommunication means to be confirmed in writing), or if such notice is impracticable, by registered, first-class airmail, with postage prepaid, or by personal delivery of written notice and any such notice shall become effective when received, addressed:

      (a) if to Lessee, at Polar Air Cargo, Inc., 100 Oceangate, 15th Floor, Long beach, California 90802 Attn: Scott Dolan (Facsimile No. ((562) 436-9333), with a copy to Atlas Air Worldwide Holdings, Inc., 2000 Westchester Avenue, Purchase, New York 10577-2543 Attn: Dorinda Pannozzo (Facsimile No. (914) 701-8444), or to such other addressor telecopy number as Lessee shall from time to time designate in writing to Lessor; and

      (b)   if to Lessor, c/o GE Capital Aviation Services, Inc., 201 High Ridge

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

Road, Stamford, Connecticut 06927-4900, Attention: Contracts Leader (Facsimile No. (203) 357-3201), or to such other address or telecopy number as Lessor shall From time to time designate in writing to Lessee.

SECTION 18. NET LEASE; NO SET-OFF, COUNTERCLAIM, ETC. This Lease is a net lease. All Rent shall be paid by Lessee to Lessor in funds of the type specified in
SECTION 3(e). Except as expressly provided herein, Lessee's obligation to pay all Rent payable hereunder shall be absolute and unconditional and shall not be affected by any circumstance including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which Lessee may have against Lessor or any other Person for any reason whatsoever, (ii) any defect in the title, registration, airworthiness, condition, design, operation, or fitness for use of, or any damage to or loss or destruction or theft of, the Aircraft or any Engine, or any interruption, cessation in, restriction or prohibition of the use or possession thereof by Lessee (or any Permitted Sublessee) for any reason whatsoever, including, without limitation, any such interruption, cessation, restriction or prohibition resulting from the act of any government authority,
(iii) any insolvency, bankruptcy, reorganization or similar case or proceedings by or against Lessee or any other Person, or (iv) any other circumstance, happening or event whatsoever, whether or not unforeseen or similar to any of the foregoing. If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise except as specifically provided herein, Lessee nonetheless agrees without limitation of the other rights or remedies of Lessor hereunder to pay to Lessor an amount equal to each Rent payment at the time such payment would have become due and payable in accordance with the terms hereof had this Lease not been terminated in whole or in part. Lessee acknowledges and agrees that, notwithstanding anything elsewhere in the Lease or the other Operative Documents which could be construed to the contrary, (i) once paid any and all Rent paid by Lessee is property of Lessor (or other applicable Person), and such Rent is not refundable to Lessee under any circumstances whatsoever, and (ii) without limiting the foregoing, no portion of any Rent constitutes a security deposit or cash collateral or other collateral for Lessee's obligations under this Lease or any other Operative Document and Lessee has no, and hereby disclaims any, right, title or other interest whatsoever in or to any Rent paid hereunder, notwithstanding provisions herein pertaining to any Lessor 467 Loan Balance (except that satisfaction by Lessee of its Rent and other obligations hereunder or under the other Operative Documents when and as due shall entitle the Lessee to the quiet use and enjoyment of the Aircraft as and to the extent provided in SECTION 4(c) of this Lease). Lessee hereby waives, to the extent permitted by applicable law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease except in accordance with the express terms hereof. Nothing set forth in this SECTION 18 shall be construed to prohibit Lessee from separately pursuing any claim that it from time to time may have against Lessor or any other Person (other than the absolute and unconditional nature of Lessee's obligations under this Lease including, without limitation, any provisions relating to any Lessee or Lessor 467 Loan).

SECTION 19.  RENEWAL OPTIONS; PURCHASE OPTIONS; VALUATION.

      (a)   RENEWAL OPTIONS; RENEWAL TERM, ADDITIONAL RENEWAL TERM.

                  (1) (A) RENEWAL TERM. Not more than three hundred sixty-five
(365) days, and not less than two hundred twenty-five (225) days, before the scheduled end of the Basic Term or any Renewal Term (as hereinafter defined), and so long as no Event of Default shall have occurred and be continuing, Lessee may deliver to Lessor a written notice (a "RENEWAL TERM NOTICE") irrevocably electing to renew this Lease for a renewal term (each a "RENEWAL TERM"); PROVIDED that each Renewal Term satisfies the criteria set forth in this SECTION 19(a)(1)(A). The duration of any Renewal Term shall be a period specified by Lessee in the applicable Renewal Term Notice which Renewal Term shall (i) be not less than six (6) months and (ii) terminate not later than the earlier of (x) 28th anniversary of the date hereof and (y) the latest date (which shall be no earlier than the twenty-fourth anniversary of the date hereof) as of which the fair market sales value of the Aircraft (as defined in SECTION 19(c) below) shall equal or exceed 20% of the Lessor's Cost (without taking into account inflation or deflation subsequent to the date hereof), which fair market sales value may be based, at Lessee's option, on the original appraisal of the Aircraft as of the commencement of the Basic Term or on an appraisal performed in accordance with the Appraisal Procedure, at Lessee's expense, as of the expiration of the Basic Term or any Renewal Term (the "REAPPRAISAL"), as the case may be, if any such Reappraisal would provide Lessee with a longer Renewal Term under this SECTION 19(a)(1)(A). Each monthly installment of Basic Rent during any Renewal Term shall be equal to the lesser of (I) the then fair market rental value of the Aircraft and (II) 100% of the average annual Basic Rent during the Basic Term divided by twelve (12). All Renewal Terms shall be consecutive and in no event shall a Renewal Term follow an Additional Renewal Term (as hereinafter defined).

                  (B) ADDITIONAL RENEWAL TERM. Not more than three hundred sixty-five (365) days, and not less than two hundred twenty-five (225) days, before the scheduled end of any Renewal Term, and so long as no Event of Default shall have occurred and be continuing, Lessee may deliver to Lessor a written notice (an "ADDITIONAL RENEWAL TERM NOTICE") irrevocably electing to renew this Lease for up to a maximum of four (4) additional consecutive years at the then fair market rental value of the Aircraft (each an "ADDITIONAL RENEWAL TERM") as determined in accordance with the Appraisal Procedure; PROVIDED that in no event shall an Additional Renewal Term terminate later than the 28th anniversary of the date hereof. The duration of any Additional Renewal Term shall be a period specified by Lessee in the applicable Additional Renewal Term Notice which Additional Renewal Term shall be not less than six (6) months.

                  (2) WAIVER. If no written notice is delivered by Lessee to Lessor pursuant to SECTION 19(a) on or before the day specified therefor, Lessee shall be deemed to have waived any right to renew this Lease.

                  (3) CONDITIONS PRECEDENT, PAYMENT OF BASIC RENT. At the end of the Basic Term, any Renewal Term or the first Additional Renewal Term, if Lessee has elected to renew this Lease as aforesaid, (i) this Lease shall continue in full force and effect during the Renewal Term or Additional Renewal Term and
(ii) Basic Rent for such Renewal Term or Additional Renewal Term shall be payable in monthly installments in arrears, each such installment being due and payable on each Rent Payment Date occurring during the Renewal Term or Additional Renewal Term, commencing with the Rent Payment Date immediately following the commencement of the Renewal Term or Additional Renewal Term.

                  (4) TERMINATION VALUE. The amounts which are payable during any Renewal Term or Additional Renewal Term in respect of Termination Value with respect to the Aircraft shall take into account the fair market sales value (as computed pursuant to SECTION 19(c)) of the Aircraft as of the commencement of such Renewal Term or Additional Renewal Term, and the fair market sales value (as computed pursuant to SECTION 19(c)) at the end of the Renewal Term or any Additional Renewal Term and shall decline ratably on a monthly basis and shall be in the amounts set forth in EXHIBIT C.

      (b) PURCHASE OPTIONS. Lessee shall have the option, (i) upon at least thirty (30) days irrevocable prior written notice to Lessor prior to the EBO Date with respect to the purchase option set forth in CLAUSE (1) below and (ii) upon at least two hundred twenty-five (225) days irrevocable prior written notice to Lessor prior to the relevant purchase date (each a "PURCHASE OPTION DATE") with respect to the purchase options set forth in CLAUSES (2) and (3) below, to terminate this Lease and to purchase the Aircraft: (1) on the EBO Date, for a purchase price equal to the applicable EBO Amount set forth on EXHIBIT D; (2) on the last Business Day of the Basic Term for a purchase price equal to fair market sales value (as computed pursuant to SECTION 19(c)) of the Aircraft on such date; or (3) on the last Business Day of any Renewal Term or Additional Renewal Term for a purchase price equal to the fair market sales value (as computed pursuant to SECTION 19(c)) of the Aircraft on such date; PROVIDED that Lessee shall not be entitled to exercise any of the foregoing purchase options at any time an Event of Default of the type described in
SECTION 14(e) or (f) has occurred and is continuing, in each case unless Lessee has obtained a final, non-appealable order from the applicable bankruptcy court or other court having jurisdiction over the applicable proceeding authorizing the purchase of the Aircraft and the payment of the full purchase price therefor. For the avoidance of doubt, if an Event of Default or Default exists under SECTION 14(a) or 14(b) hereof, Lessee may not exercise the foregoing purchase options unless at or prior to the time it purchases the Aircraft, Lessee pays all amounts due to Lessor under the Operative Documents, thereby curing any such SECTION 14(a) or 14(b) Default or Event of Default.

      Upon payment to Lessor in immediately available funds in Dollars of the full amount of the purchase price and payment of any other amounts then due hereunder or under the other Operative Documents to Lessor on or before the Purchase Option Date (including all

Rent and all reasonable costs or expenses of Lessor, if any, in connection with such purchase), Lessor will transfer to Lessee, all of Lessor's right, title and interest in and to the Aircraft, in accordance with the provisions of SECTION 9(c).

      (c)   VALUATION. At any time not earlier than three hundred sixty-five
(365) days prior to the date on which Lessee may purchase the Aircraft pursuant to SECTION 19(b)(2) or (b)(3) hereof or renew this Lease pursuant to SECTION 19(a)(1) hereof, Lessee may deliver to Lessor a revocable notice of its intent to exercise its renewal option or purchase option. For all purposes of this
SECTION 19 and SECTION 20, including the appraisal referred to in this SECTION 19(c), in determining "fair market rental value" or "fair market sales value", the Aircraft shall be valued (i) as if in the condition and otherwise in compliance with the terms of SECTION 5 upon a return of the Aircraft to Lessor and as if it had been maintained at all times as required in accordance with
SECTION 7(a)(i) during periods when no Lease was in effect, (ii) on the basis of the value which would obtain in an arm's-length transaction between an informed and willing buyer-user or lessee (other than a lessee or an Affiliate of a lessee currently in possession or a used equipment or scrap dealer) under no compulsion to buy or lease and an informed and willing seller or lessor unaffiliated with such buyer-user or lessee and under no compulsion to sell or lease and disregarding the Lease encumbrance, the purchase and renewal options of Lessee provided in this Lease and (iii) in the case of such valuation for determining "fair market rental value", assuming such lessee would have substantially the same obligations during any Renewal Term or Additional Renewal Term, as provided hereunder including without limitation the obligations of Lessee to carry and maintain the insurance required by SECTION 11 hereof and to make certain payments with reference to Termination Value during the applicable Renewal Term or Additional Renewal Term similar to those required hereunder. Upon receipt of such notice Lessor shall provide Lessee the "fair market rental value" or "fair market sales value" of the Aircraft. If the parties have not so agreed within two hundred-seventy (270) days prior to the end of the Basic Term, the Renewal Term or Additional Renewal Term in question, then the question shall be determined in accordance with the Appraisal Procedure.

SECTION 20. BURDENSOME PURCHASE OPTION. If a Burdensome Termination Event shall have occurred, then on any Rent Payment Date which is also a Termination Value Date occurring no later than three hundred and sixty (360) days after Lessee becomes aware of the Burdensome Termination Event, so long as no Event of Default has occurred and is continuing, Lessee shall have the option, upon at least ninety (90) days irrevocable prior notice (the "BPO NOTICE") to Lessor to purchase the Aircraft on such date (which shall constitute an unconditional obligation of Lessee) for a purchase price equal to the higher as of such date of the Termination Value or the fair market sales value of the Aircraft (determined within thirty-five (35) days after delivery of the BPO Notice by mutual agreement of Lessor and Lessee, or if they shall be unable to agree, as set forth in SECTION 19(c)) (such price, the "BURDENSOME BUYOUT PRICE"). Delivery of such notice by Lessee shall constitute an unconditional obligation of Lessee to purchase the Aircraft pursuant to this SECTION 20;

PROVIDED that no such notice shall bind Lessor if an Event of Default shall have occurred and be continuing on the purchase date or on the date of such Lessee notice. Upon such payment in full and payment of any other amounts then due hereunder (including all Rent due with respect to the period on or prior to such date and all reasonable costs or expenses of Lessor in connection with such purchase), Lessor will transfer all of Lessor's right, title and interest in and to the Aircraft to Lessee in accordance with the provisions of SECTION 9(c).

SECTION 21. CHANGE OF CITIZENSHIP. Lessor represents and warrants to Lessee that it is, and on the Delivery Date will be, a Citizen of the United States without making use of any voting trust, voting powers agreement or similar arrangement. Lessor agrees that, in the event its status is to change or has changed as a Citizen of the United States, or it makes public disclosure of circumstances as a result of which it believes that such status is likely to change, it will notify Lessee of (i) such change in status promptly after obtaining Actual Knowledge thereof or (ii) such belief as soon as practicable after such public disclosure but in any event within ten Business Days after such public disclosure.

      Lessor agrees, solely for the benefit of Lessee, that if, during such time as the Aircraft is registered in the United States, (a) it shall not be a Citizen of the United States and (b) the Aircraft shall be, or would therefore become, ineligible for registration in the name of Lessor under the Act and regulations then applicable thereunder (without giving consideration to Section
47.9 of the FAA Regulations or any other provision that may restrict Lessee's use or operation of the Aircraft), then Lessor shall, as soon as is reasonably practicable, but in any event within 30 days after obtaining Actual Knowledge of such ineligibility and of such loss of citizenship, effect a voting trust or other similar arrangements or take any other action as may be necessary to prevent any deregistration or maintain the United States registration of the Aircraft.

SECTION 22. LESSOR'S RIGHT TO PERFORM FOR LESSEE. If Lessee fails to make any payment of Rent required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein, then (but in each case, except in the case of failure to pay Rent or in the case of failure to maintain insurance as required hereunder, no earlier than the fifteenth (15th) day after the occurrence of such failure, whether or not it shall yet constitute an Event of Default hereunder) Lessor may itself make such payment or perform or comply with such agreement but shall not be obligated hereunder to do so, and the amount of such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Past Due Rate, shall be deemed Supplemental Rent, payable by Lessee upon demand.

SECTION 23. INVESTMENT OF SECURITY FUNDS. Any moneys held by Lessor as security hereunder, for future payments to Lessee at a time when there is not continuing an Event of Default shall, until paid to Lessee or otherwise applied in accordance with the terms hereof, be invested by Lessor, as Lessee may from time to time direct in writing (and in absence of a written direction by Lessee, there shall be no obligation to invest such moneys) in Cash Equivalents. There shall be promptly remitted to Lessee or its order (but no more frequently than monthly) any gain (including interest received) realized as a result of any such investment (net of any fees, commissions and other expenses, if any, incurred in connection with such investment) unless an Event of Default shall have occurred and be continuing. Lessee shall be responsible for any net loss realized as a result of any such investment and shall reimburse Lessor therefor on demand.

SECTION 24. JURISDICTION. Lessor and Lessee each hereby irrevocably submits itself to the non-exclusive jurisdiction of the United States of America District Court for the Southern District of New York and to the non-exclusive jurisdiction of the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Lease, the subject matter hereof or any of the transactions contemplated hereby brought by Lessor, Lessee, or their successors or permitted assigns.

SECTION 25. MISCELLANEOUS. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No term or provision of this Lease may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by Lessor and Lessee. This Lease shall constitute an agreement of lease, and nothing contained herein shall be construed as conveying to Lessee any right, title or interest in the Aircraft except as a lessee only. The Section and paragraph headings in this Lease and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof and all references herein to numbered Sections, unless otherwise indicated, are to Sections of this Lease. THIS LEASE HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 26. THIRD PARTY BENEFICIARY. This Lease is not intended to, and shall not, provide any person not a party hereto with any rights of any nature whatsoever against either of the parties hereto, and no person not a party hereto shall have any right, power or privilege in respect of, or have any benefit arising out of, this Lease.

SECTION 27. LEASE FOR U.S. FEDERAL INCOME TAX LAW PURPOSES; SECTION 1110 OF BANKRUPTCY CODE.

      (a) LEASE FOR FEDERAL INCOME TAX LAW PURPOSES. It is the intent of the parties to this Lease that this Lease is a true lease for U.S. Federal income tax purposes

      (b) SECTION 1110 OF BANKRUPTCY CODE. It is the intention of each of Lessee and Lessor that Lessor shall be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the right to take possession of the Aircraft, Airframe, Engines and Parts, and to enforce any other of its rights and remedies as provided in this Lease.

SECTION 28. ENTIRE AGREEMENT. This Lease, together with the other Operative Agreements and the GE Funding Letter Agreement, on and as of the date hereof, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between the parties hereto with respect to such subject matter are hereby superseded in their entireties. Lessee is not assuming or incurring any obligation to the Lessor.

SECTION 29. CONFIDENTIALITY. Lessee and Lessor shall keep EXHIBITS B, B-1, B-2, B-3, B-4, C, D; and ANNEX B to this Lease and the Tax Indemnity Agreement confidential and shall not disclose, or cause to be disclosed, the same to any Person, except (A) to prospective and permitted transferees of Lessee's or Lessor's interest or their respective counsel or special counsel, independent insurance brokers, auditors, or other agents who agree to hold such information confidential, (B) to Lessee's or Lessor's counsel or special counsel, independent insurance brokers, auditors, or other agents, Affiliates or investors who agree to hold such information confidential, (C) as may be required by any statute, court or administrative order or decree, legal process or governmental ruling or regulation, including those of any applicable insurance regulatory bodies (including, without limitation, the National Association of Insurance Commissioners ("NAIC"), federal or state banking examiners, Internal Revenue Service auditors or any stock exchange), (D) by mutual agreement of Lessee or Lessor, or (E) such other Persons as are reasonably deemed necessary by the disclosing party in order to protect the interests of such party or for the purposes of enforcing such documents by such party so long as such other parties agree to maintain the confidentiality of such documents pursuant to the terms hereof; PROVIDED that any and all disclosures permitted by CLAUSE (C), (D) or (E) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons making such disclosures.

            IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease to be duly executed on the day, month and year first above written.

                                                 CHARLES RIVER AIRCRAFT FINANCE,
                                                 INC.,
                                                 as Lessor

                                                 By:   /s/ Charles H. Meyer
                                                       -------------------------
                                                       Name:  Charles H. Meyer
                                                       Title: Vice President

                                                 POLAR AIR CARGO, INC.,
                                                 as Lessee

                                                 By:
                                                       -------------------------
                                                       Name:
                                                       Title:

            IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease to be duly executed on the day, month and year first above written.

                                                 CHARLES RIVER AIRCRAFT FINANCE,
                                                 INC.,
                                                 as Lessor

                                                 By:
                                                        ------------------------
                                                        Name:
                                                        Title:

                                                 POLAR AIR CARGO, INC.,
                                                 as Lessee

                                                 By:   /s/ Lynn D. Stauffer
                                                       -------------------------
                                                       Name:  Lynn D. Stauffer
                                                       Title: V.P. CHARTER
                                                              SERVICES